FIRST AMENDED AND RESTATED
ASSET PURCHASE AGREEMENT

This First Amended and Restated Asset Purchase Agreement (the “Agreement”), dated as of January 26, 2001, is by and between Hughes Supply, Inc., a Florida corporation (“Parent”), Allstate Pool Supplies, Inc., a Delaware Corporation (“Allstate”) and Allstate Pool Business, L.P., a Delaware limited partnership (“Pool LP” and, together with Allstate, the “Seller”), on the one hand, and Superior Pool Products LLC (“Superior”), SCP Distributors LLC (“Distributors”) and SCP Acquisition Co. LLC (“Acquisition”), each a Delaware limited liability company (collectively, the “Purchaser”), on the other hand.

WHEREAS, Parent, Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of January 19, 2001 (the “Original Agreement”), and the parties desire to amend and restate the Original Agreement to make certain minor corrections;

NOW, THEREFORE, the parties hereby agree to amend and restate the Original Agreement in its entirety as follows:

WHEREAS, Parent and Seller desire to sell to Purchaser, and Purchaser desires to purchase from Parent and Seller, substantially all the assets, properties and business of Parent and Seller used in its business of the wholesale distribution of pool supplies (the “Business”), upon the terms and subject to the conditions of this Agreement.

WHEREAS, in addition to the other defined terms used herein, certain terms are defined in Article 7 hereof.

NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Parent, Seller and Purchaser, the parties agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1      Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.1), Parent and Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Parent and Seller all the right, title and interest as of the Closing of Parent and Seller, in, to and under the Acquired Assets (as defined in Section 1.2), for (i) an aggregate purchase price equal to $48,000,000 (the “Purchase Price”), subject to adjustment as set forth in Section 1.5, and (ii) the assumption of the Assumed Liabilities (as defined in Section 1.4) and Purchaser’s portion of the Shared Liabilities (as defined in Section 1.4). The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement as the “Acquisition.”

1.2      Acquired Assets. The term “Acquired Assets” means all the business, properties, assets, goodwill and rights of Parent and Seller of whatever kind and nature, real or personal, tangible or intangible, wherever located and by whomever possessed, that are owned, leased or licensed by Parent or Seller on the Closing Date and used, held for use or intended to be used exclusively in the operation or conduct of the Business, including without limitation, the following:

1.

(a)

all real property owned by Parent or Seller and listed in Schedule 3.4(a)(i), in each case together with Seller’s right, title and interest in all buildings, improvements and fixtures thereon, all other appurtenances thereto and related easements and rights of way (the “Owned Premises”);

(b)	all rights and interests of the Parent or Seller under the real property leases listed on Schedule 3.4(a)(ii)(the “Real Property Leases”);

(c)

all finished goods, supplies, parts, spare parts and other inventories of the Business that are undamaged, of merchantable quality and suitable for sale in the ordinary course of business, including without limitation those listed on Schedule 1.2(c) (collectively, the “Inventory”); provided, however, that any items of Excess Inventory may be retained by Seller as an Excluded Asset at its option;

(d)

all other tangible personal property and interests therein, including without limitation all machinery, equipment, furniture, furnishings and vehicles of the Business including without limitation those listed on Schedule 1.2(d)(the “Personal Property”);

(e)

all accounts receivable and notes receivable of the Business including without limitation those listed on Schedule 1.2(e) but excluding receivables of the Business that are in collection by Parent or Seller as of the Closing Date (the “Receivables”);

(f)

all service marks, trade names, business names, brand names, copyrights, designs, design registrations, and all rights to any of the foregoing used in the Business including without limitation those listed on Schedule 1.2(f)(the “Intellectual Property”);

(g)	all trade secrets, confidential information, know-how, procedures, market surveys and marketing know-how of the Business (the “Technology”);

(h)

all claims and rights of the Parent or Seller under all agreements, contracts, leases (other than Real Property Leases), subleases, licenses, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, to which Parent or Seller is a party or by which Parent or Seller is bound to the extent they relate exclusively to the Business, including without limitation those listed on Schedule 3.4(a)(iv)and Schedule 3.8(the “Contracts”);

(i)

all rights in and to products sold or leased (including products returned after the Closing and rights of rescission, replevin and reclamation) in the operation or conduct of the Business to the extent owned by Parent or Seller;

(j)	all credits, rebates or adjustments from suppliers, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items related to the Business;

(k)

all books of account, ledgers, general, financial, accounting and personnel records, files, invoices, customers’and suppliers’lists, other distribution lists, billing records, sales and promotional literature, manuals, customer and supplier correspondence of the Business (in all cases, in any form or medium) (the “Records”);

(l)

to the extent transferable, all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and similar rights obtained from governments and governmental agencies related to the Business and all data and records pertaining thereto including, without limitation, those listed on Schedule 3.14(the “Licenses and Permits”);

2.

(m)

all claims, refunds, credits, causes of action, rights of recovery and rights of set-off of every kind and nature related to the Business other than those arising out of Excluded Assets or the Excluded Liabilities (as defined in Section 1.3 and 1.4(b), respectively);

(n)

all rights to receive and retain mail and other communications related to the Business; and(o) all goodwill generated by or associated with the Business and all other intangible property of the Parent or Seller associated with the Business.

1.3      Excluded Assets. Notwithstanding the foregoing, the following assets (the “Excluded Assets”) are expressly excluded from the purchase and sale contemplated hereby:

(a)	All cash, cash equivalents and marketable and other investment securities or stock of any corporation;

(b)	all moneys to be received by Seller from Purchaser pursuant to this Agreement and all other rights of Parent or Seller under this Agreement;

(c)

Parent’s and Seller’s corporate charter and all qualifications of Parent and Seller to conduct business as a corporation, arrangement with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and blank stock certificates and other documents relating to the organization, maintenance and existence of each of Parent and Seller as a corporation;

(d)	all insurance policies;

(e)	Parent’s or Seller’s Returns and tax refunds;

(f)	all bank accounts of Parent or Seller;

(g)	assets of any Seller Benefit Plan (as defined in Section 3.17(a));

(h)	all rights and claims of Parent or Seller relating to an Excluded Asset or Liability;

(i)	any other assets that are identified on Schedule 1.3(i); and

(j)	all other assets of Parent or Seller not listed in Section 1.2.

1.4      Assumption of Certain Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and from and after the Closing, Purchaser shall pay, perform and discharge when due, only the following liabilities, obligations and commitments of Parent and Seller (subject to Purchaser’s right to dispute such liabilities and obligations in good faith with parties to whom such obligations are owed) (such liabilities, obligations and commitments being the “Assumed Liabilities”):

3.

(i)

all of Parent’s or Seller’s payment and performance obligations under the Contracts, Real Property Leases and the Licenses and Permits (but in each case not including any liability or obligations for breaches thereof arising out of or related to events or occurrences prior to the Closing);

(ii)

all of Parent’s or Seller’s current accrued liabilities, to the extent that such items are properly recorded in accordance with GAAP as current liabilities on the Closing Net Asset Value Statement prepared by Seller and delivered to Purchaser in accordance with Section 1.5;

(iii)	the accounts payable of Parent or Seller listed on the Closing Net Asset Value Statement, including, without limitation, those listed on Schedule 1.4(a)(iii); and

(iv)

all other liabilities, obligations and commitments, whether known or unknown, express or implied, absolute, contingent or otherwise, arising out of the operation or conduct of the Business or Acquired Assets after the Closing.

(b)

Except as set forth in Section 1.4(c), Purchaser will not assume or in any way become liable for Parent’s or Seller’s debts, taxes, liabilities or obligations of any nature whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and whether related to the Acquired Assets, the Business or otherwise, and regardless of when or by whom incurred, other than the Assumed Liabilities and any liabilities or obligations of any nature whatsoever to the extent such liabilities or obligations are caused by or arise out of Purchaser’s use of the Acquired Assets or operation of the Business after the Closing (collectively, the “Excluded Liabilities”).

(c)

The following liabilities and obligations relating to the Business and the Acquired Assets (the “Shared Liabilities”) shall be shared between Purchaser, on the one hand, and Parent and Seller, on the other hand, as follows:

(i)

with respect to utility charges that relate to billing periods beginning before the Closing Date and ending after the Closing Date, the responsibility for payment shall be prorated between the parties on the basis of measured utility usage before and after the Closing Date (if meter or other measured service readings are made at or near such time) or otherwise on the basis of the proportional number of calendar days in the relevant billing period before and after the Closing Date, respectively;

(ii)

with respect to rentals or other amounts payable on the Real Property Leases and Contracts that relate to lease or contract periods beginning before and ending after the Closing Date, the responsibility for payment will be allocated between the parties on the basis of the proportional number of calendar days in the relevant lease period before and after the Closing Date, respectively; and

(iii)

with respect to ad valoremproperty, real estate and similar taxes for the applicable tax year, the responsibility for payment will be allocated between the parties on the basis of the proportional number of calendar days in the relevant tax year before and after the Closing Date, respectively.

4.

If either party pays all or any portion of the Shared Liabilities for which the other party is entirely or partially responsible hereunder, then the responsible party will promptly (but in no event later than 30 days after demand by the paying party) reimburse the paying party for that payment, provided that any demand for reimbursement shall be accompanied by appropriate evidence of payment thereof.

1.5      Adjustment to the Purchase Price. (a) As soon as practicable, but in no event later than 90 days following the Closing Date, Seller shall determine the Business’ Closing Net Asset Value and Purchaser shall afford Seller or its representatives reasonable access to the books, records and personnel of the Business for the purpose of making such determination. Within such 90-day period Seller shall deliver to Purchaser a written statement (the “Closing Net Asset Value Statement”) setting forth its determination of the Closing Net Asset Value along with the computation of such value. If Purchaser objects to the Closing Net Asset Value Statement, such objection shall be made in writing and delivered to Seller within 15 days following Purchaser’s receipt of the Closing Net Asset Value Statement, failing which such statement shall be deemed to have been accepted by Purchaser. Any objections that are not resolved between Seller and Purchaser within 15 days following Seller’s receipt of Purchaser’s statement of objections shall be submitted to binding arbitration to be conducted by Arthur Andersen, or such other independent accounting firm as may be mutually agreeable to the parties and selected within 30 days of the date of the submission of the statement of objections. The fees of the accounting firm shall be divided equally between Purchaser and Seller. Such arbitrating body shall make its determination within 90 days of the date the objections are first submitted for arbitration, and such determination shall be final, non-appealable and binding upon the parties.

(b)

If the Closing Net Asset Value determined pursuant to Section 1.5(a) is equal to $30,000,000, then there shall be no adjustment to the Purchase Price. If the Closing Net Asset Value determined pursuant to Section 1.5(a) exceeds $30,000,000, then Purchaser shall, within five business days of the earlier of the date that Purchaser accepts the Closing Net Asset Value Statement or any disputes with respect to the Closing Net Asset Value Statement have otherwise been resolved (the “Acceptance Date”), pay Seller in cash the amount of such excess. If the Closing Net Asset Value determined pursuant to Section 1.5(a) is less than $30,000,000, then Seller shall, within five business days of the Acceptance Date, pay Purchaser in cash the amount of such deficiency. Interest shall accrue and be due with respect to any payments due by one party to the other hereunder at the rate of 7% per annum beginning on the Closing Date, and any such payments (including any interest accrued thereon) shall be made by bank wire transfer of immediately available funds to an account specified in writing by payee to payor.

1.6      Purchase Price Allocation. Purchaser and Seller agree that the allocation of the Purchase Price among each of the Acquired Assets transferred hereunder will be as determined by mutual agreement of the parties. Purchaser and Seller will each file or cause to be filed all federal, state and local Returns in accordance with such allocation.

1.7      Accounts Payable. Each of Parent and Seller shall pay all of its accounts and wages payable and liabilities arising out of the ownership or operation of the Acquired Assets or the Business prior to the Closing Date, except those accounts payable listed on the Closing Net Asset Value Statement. In the event Purchaser receives an invoice, bill or other demand for payment relating to any accounts payable or other liabilities in connection with the ownership or operation of the Acquired Assets or the Business prior to the Closing Date and which is not listed on the Closing Net Asset Value Statement, such invoice, bill or demand for payment, as the case may be, shall be forwarded to Seller, which agree to promptly make payment therefor.

5.

1.8      Taxes. At Closing, Purchaser shall pay all stamp, transfer, documentary, excise, sales or other comparable taxes due with respect to the sale of the Acquired Assets. Parent and Seller shall be responsible for and shall pay all income, gross revenue, or similar taxes with respect to the Business and the Acquired Assets accruing before the Closing Date. Purchaser shall pay any taxes accruing with respect to the Business and the Acquired Assets on and after the Closing Date. All taxes referred to in this Section 1.8 shall include any penalties and interest incurred in relation to such taxes.

1.9      Risk of Loss. Risk of loss or destruction or damage to the Acquired Assets shall pass to Purchaser at and upon Closing, regardless of the physical location of the Acquired Assets. Purchaser and Parent and Seller shall take all steps and actions as may be required to put Purchaser in actual possession, operation, control and responsibility for the Acquired Assets on the Closing Date.

1.10      Cost of Transfer. Parent and Seller shall bear all responsibilities and pay any and all costs associated with the transfer and delivery of the Acquired Assets from Parent and Seller to Purchaser. Purchaser shall bear all responsibilities and pay any and all costs associated with registering its ownership interest in the Acquired Assets.

ARTICLE 2
CLOSING

2.1      Closing. The closing of the sale and purchase of the Acquired Assets (the “Closing”) shall take place at 10:00 a.m., eastern standard time, on January 26, 2001 or such other date and time as may be mutually agreed upon in writing by Purchaser and Parent and Seller (the “Closing Date”), and the Acquisition shall be effective as of 11:59 p.m., eastern standard time, on the Closing Date.

2.2      Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:
(a)	Parent and Seller shall deliver to Purchaser the following:

(i)

one or more Bills of Sale, Assignment and Assumption Agreement (the “Bill of Sale”) in the form attached hereto as Exhibit A, and such other bills of sale and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Parent’s and Seller’s right, title and interest in and to the Acquired Assets and assigning to Purchaser all Assumed Liabilities, including without limitation all Real Property Leases and Contracts included in the Acquired Assets to the extent assignable (to the extent non-assignable, it is understood and agreed that the Purchaser shall receive the economic benefit thereto, to the extent reasonably practicable, as provided in Section 2.3);

(ii)

an Assignment and Assumption of Lease Agreements, in the form attached as Exhibit B, as shall be necessary and effective to transfer and assign to Purchaser each of the Real Property Leases listed on Schedule 3.4(a)(ii);

6.

(iii)

copies of all of the documents, books, records, papers, files, computer programs, data and other tangible property belonging to Parent and Seller which relate to or are part of the Acquired Assets; and

(iv)

evidence of the release of any mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances affecting any of the Acquired Assets;
and simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Acquired Assets.

(b)

Distributors shall deliver to Seller the amount of $23 million in cash by wire transfer to an account or accounts specified in writing by Seller to Distributors, Acquisition shall execute and deliver a promissory note and security agreement (the “Note and Security Agreement”) in the form attached as Exhibit C, payable to Pool LP and in the principal amount of $25 million, and each of Distributors and Superior shall execute and deliver a guaranty agreement (the “Guaranty Agreement”) in the form attached as Exhibit D.

(c)	The parties shall deliver to each other the following:

(i)	the certificates and opinions referred to in Article 6;

(ii)	the Transition Services Agreement;

(iii)	the Seller Leases in the form attached as Exhibit E; and

(iv)	such other documents as may be necessary to consummate the Acquisition.

2.3      Assignment of Certain Contracts. Except as otherwise provided in Section 8.9, to the extent that Parent’s or Seller’s rights under any Real Property Lease or Contract to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and each of Parent and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser’s rights under the Real Property Lease or Contract in question so that Purchaser would not in effect acquire the benefit of all such rights, Parent and Seller, to the maximum extent permitted by law and the Real Property Lease or Contract, shall act after the Closing as Purchaser’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Real Property Lease or Contract, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

2.4      Further Assurances. Parent and Seller from time to time after the Closing, at Purchaser’s request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets.

7.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF PARENT AND SELLER

Parent and Seller hereby represent and warrant to Purchaser as follows:

3.1      Corporate Existence of Parent and Seller. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Allstate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Pool LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has all requisite corporate or partnership power, as the case may be, to carry on its business as currently conducted and to own and operate the Acquired Assets.

3.2      Corporate Power of Parent and Seller; Authorization; Enforceable Obligations. Each of Parent and Seller has the corporate or partnership, as the case may be, power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Seller have been duly authorized by all necessary corporate, partnership and shareholder action, as applicable. This Agreement has been duly executed and delivered on behalf of each of Parent and Seller by duly authorized officers or representatives, and constitutes the legal, valid and binding obligation of each of Parent and Seller, enforceable against each in accordance with its terms.

3.3      No Approvals or Conflicts. Neither the execution, delivery or performance by each of Parent and Seller of this Agreement nor the consummation by it of the transactions contemplated by this Agreement will (a) violate, conflict with or result in the breach of any provision of the charter documents, by-laws, articles of partnership, or partnership agreement, as applicable, of Parent and Seller, (b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon the Acquired Assets, or upon any of the properties of the Business under, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which Parent or Seller or any of its properties may be bound or affected, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to Parent or Seller or any of its respective properties, or (d) except for any required filings under the HSR Act, those that have already been obtained or those listed on Schedule 3.4(a)(ii) and (a)(vi), require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by Parent or Seller.

3.4     Properties. (a) The following Schedules set forth the information indicated:

(i)	Schedule 3.4(a)(i) is a description of the Owned Premises;

(ii)	Schedule 3.4(a)(ii) is a list of the Real Property Leases;

(iii)	Schedule 3.4(a)(iii) is a list of the Personal Property;

8.

(iv)

Schedule 3.4(a)(iv)is a list of the Acquired Assets that are not owned by Seller, but are leased to Seller, such that the interest therein to be conveyed to Purchaser is that of a leasehold interest, together with an identification of each such lease;

(v)	Schedule 3.4(a)(v) is a list of all leases to which any of the Acquired Assets owned by Seller are subject;

(vi)	Schedule 3.4(a)(vi)is a list of all premises that will be shared with Purchaser following the Closing pursuant to the Seller Leases and the key terms of such Seller Leases.

(b)	With respect to the Owned Premises:

(i)	Except as set forth on Schedule 3.4(b)hereof, Seller has good, valid and marketable title to the Owned Premises free and clear of any Liens other than Permitted Liens.

(ii)

Other than Permitted Liens, there are no commitments made by Seller to any governmental or quasi-governmental authority having jurisdiction, or to any third party, to dedicate or grant any portion of the Owned Premises for easements, rights-of-ways, or other public purposes, or to subject the Owned Premises to any restrictions, or to incur any other expense or obligation relating to the Owned Premises.

(c)

Seller has good, valid and marketable title to all of the Acquired Assets free and clear of any Liens (other than the Owned Premises, as to which the title warranty is limited to that set forth in Section 3.4(b)(i) hereof) except for (i) any Acquired Assets subject to a leasehold interest, as identified on Schedule 3.4(a)(v), and (ii) such Inventory as has been disposed of in the ordinary course of business.

(d)	With respect to the Real Property Leases, Seller represents as follows:

(i)	Seller has provided Purchaser with complete and correct copies of the Real Property Leases;

(ii)

None of the Real Property Leases have been modified, amended or assigned by Seller, and each of them is legally valid, binding and enforceable against Seller and against each other party thereto in accordance with its respective terms and is in full force and effect;

(iii)	There are no monetary defaults by Seller and no material nonmonetary defaults by Seller, or, to the Knowledge of Seller, any other party to the Real Property Leases;

(iv)	Seller has not received notice of any default, offset, counterclaim or defense under any of the Real Property Leases;

(v)

No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by Seller of the terms of any of the Real Property Leases. All of the rent, security deposits, reserve funds, and other sums and charges due and payable under the Real Property Leases have been paid in full through the date hereof; and

9.

(vi)

To the Knowledge of Seller there are no purchase contracts, options or other agreements of any kind whereby any Person as of the date hereof, has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the property subject to the Real Property Leases.

3.5      Financial Statements. Schedule 3.5 sets forth the unaudited proforma balance sheets as of January 28, 2000, and the related unaudited proforma statements of earnings of the Business as of and for the year ended January 28, 2000, and the unaudited proforma balance sheet as of November 30, 2000 and the related unaudited proforma statement of earnings of the Business for the ten months ended November 30, 2000 (the “Business Financial Statements”) provided by Parent to Purchaser (the most recent balance sheet included in the Business Financial Statements being the “Latest Balance Sheet”). The Business Financial Statements have been prepared from the books and records of Parent in conformity with GAAP consistently applied and fairly present (subject, in the case of any interim statements, to normal, recurring year-end adjustments) the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods indicated.

3.6      Absence of Undisclosed Liabilities. Except as disclosed on Schedule 3.6 or as disclosed in the Business Financial Statements, Seller has no Knowledge of any basis for the assertion against Parent or Seller of any material liability in connection with or affecting the Business or the Acquired Assets, and there are no circumstances, conditions, happenings, events, or arrangements, contractual or otherwise, which may give rise to such liabilities, except commercial liabilities and obligations incurred in the ordinary course of business by Seller and consistent with past practice.

3.7      Inventory. Except to the extent of reserves required by GAAP, the Inventory is generally of a quality and quantity usable and salable at customary gross margins and with customary markdowns consistent in all material respects with past practice in the ordinary course of business and is reflected on the Latest Balance Sheet and in the books and records of the Business in accordance with GAAP. Except as set forth in Schedule 3.7, since the date of the Latest Balance Sheet, there have not been any write-downs of the value of, or establishment of any reserves against, any Inventory of the Business, except for write-downs and reserves in the ordinary course of business and consistent with past practice.

3.8      Status of Contracts. Set forth on Schedule 3.8 is a list of all contracts and commitments of Parent or Seller relating to the operation of the Business or the Acquired Assets (including without limitation, mortgages, indentures, loan agreements, long-term supply contracts and open contracts), except (a) any contracts entered into in the ordinary course of business that involve an aggregate expenditure in any year of less than $10,000, provided that all of such undisclosed contracts do not involve expenditures in excess of $100,000 in the aggregate, (b) any purchase orders or commitments entered into in the ordinary course of business, and (c) any contracts relating to Excluded Assets. Except as set forth on Schedule 3.8, all such contracts or agreements are valid and in full force and effect and, neither Seller nor to the Knowledge of Seller, any other party thereto is in default in any material respect under the terms thereof.

3.9      Receivables. All the Receivables (a) represent actual indebtedness incurred by the applicable account debtor, (b) have arisen from bona fide transactions in the ordinary course of business and (c) are not subject to any deduction, setoff or similar right, except for customer rebates in accordance with Seller’s policies, except to the extent of reserves required by GAAP, and except those which if exercised would not have a Material Adverse Effect. Since the date of the Latest Balance Sheet, there have not been any write-offs as uncollectible of any Receivables, except for write-offs in the ordinary course of business and consistent with past practices.

10.

3.10      Intellectual Property. (a) Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission the Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination, modification or cancellation of the interests of Seller in the Intellectual Property to be transferred to Purchaser hereunder.

(b)

Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and Seller has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

(c)

Seller has delivered to Purchaser correct and complete copies of all registrations, applications, licenses, agreements, and permissions (as amended to date) relating to the Intellectual Property and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of the Intellectual Property. With respect to each item of Intellectual Property:

(i)	Seller possesses all right, title, and interest in and to the item, free and clear of any Lien, encumbrance, privilege, or other security interest in favor of a third person;

(ii)	the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(iii)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(iv)	Seller has never agreed to indemnify any person other than Purchaser for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

3.11      Fair Consideration. The Purchase Price under this Agreement represents fair and adequate consideration for the Acquired Assets. The transactions contemplated by this Agreement were not entered into by Parent or Seller with the intent to hinder, delay or defraud any of Parent’s or Seller’s creditors.

3.12      Litigation and Claims. There is no action, suit, investigation or proceeding at law or in equity, any arbitration or any administrative or other proceeding relating to the Business or the Acquired Assets or to Parent’s or Seller’s ability or right to sell the Acquired Assets, by or before any court, governmental instrumentality or agency, pending or, to the Knowledge of Seller, threatened or contemplated in writing against or affecting Seller, or any of its properties or rights, that is likely to have a Material Adverse Effect. Neither Parent nor Seller is currently subject to any judgment, order or decree entered in any lawsuit or proceeding affecting or relating to the Business or the Acquired Assets.

11.

3.13      Compliance with Laws. (a) Each of Parent and Seller is in compliance in all material respects with, and is not in default or violation in any material respect under, and has not conducted its operations in violation in any material respect of, any law, rule, regulation, decree or order applicable to the Business or the Acquired Assets.

(b)

At no time during the last five years has Parent or Seller been notified in writing that it was the subject of any federal, state or local criminal investigation, or been notified in writing by any federal, state or local governmental authority of any violation of any law, regulation, ordinance, rule or order applicable to the Business or the Acquired Assets (including those described in other subsections of this Section 3).

3.14      Licenses and Permits. Parent or Seller possesses such federal, state, and local licenses, permits and other authorizations necessary for the continued conduct of the Business in the ordinary course, consistent with past practices, without material interruption, (collectively “Permits”), and such Permits are in full force and effect and have been and are being fully complied with by Parent or Seller in all material respects. None of the governmental agencies or instrumentalities that have issued the Permits has notified Parent or Seller in writing of its intent to modify, revoke, terminate or fail to renew any such Permit, and, to the Knowledge of Seller, no such action has been threatened. No Permit shall be modified, revoked or shall lapse as a result of the Acquisition.

3.15      Environmental Compliance. (a) With respect to the Business and the Acquired Assets, Seller possesses all necessary Permits that are required under, and at all times in the past has been, in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to Hazardous Materials.

(b)

Seller has not been subject to any administrative or judicial proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws with respect to the Business or the Acquired Assets. No facts or circumstances exist that would be likely to result in a claim, citation or allegation against Seller for a violation of, or alleging liability under any Environmental Law with respect to the Business or the Acquired Assets.

(c)

Except as set forth on the environmental reports listed on Schedule 3.15(c), copies of which have been previously provided to Purchaser, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for Hazardous Materials or any other regulated waste, located on or under the Owned Premises or, to the Knowledge of Seller, the immovable property subject to the Real Property Leases.

(d)

Except in the ordinary course of business, and in all cases in compliance with all Environmental Laws, Seller has not engaged any third party to handle, transport or dispose of Hazardous Materials (including for this purpose, gasoline, diesel fuel, oil or other petroleum products) on its behalf with respect to the Business or the Acquired Assets.

12.

3.16      Taxes. (a) Seller has properly completed and filed on a timely basis in correct form all Returns required to be filed on or prior to the date hereof with respect to the Business and the Acquired Assets. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Business and the Acquired Assets or any other information required to be shown thereon. No extension of time within which to file any Return with respect to the Business and the Acquired Assets which has not been filed has been requested or granted.

(b)

Seller has paid all taxes imposed on the Business and the Acquired Assets or for which Seller is or could be liable whether to any taxing authority or to any other person with respect to all taxable periods or portions thereof ending on or before the Closing Date.

(c)	There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Acquired Assets.

(d)	None of the Acquired Assets is property that is required to be treated as owned by a Person other than the Seller under the Code.

(e)	None of the Acquired Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

(f)	None of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(b) of the Code.

(g)	Each of Parent and Seller is a United States person within the meaning of the Code.

(h)

The transactions contemplated herein are not subject to the tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3 of the Code or of any other provision of federal or state law.

(i)

With respect to the Business and the Acquired Assets, neither Parent nor Seller has made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments, that will not be fully deductible under Sections 162(m) or 280G of the Code (or any similar provision of foreign, state or local law).

3.17      Benefit Plans. (a) Schedule 3.17(a) contains a list of all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), maintained or contributed to by Parent or Seller for the benefit of any officers or employees of the Business (“Seller Pension Plans”) and all “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by Parent or Seller or any of its affiliates for the benefit of any officers or employees of the Business (the “Benefit Arrangements”) (all the foregoing, including Seller Pension Plans, being herein called “Seller Benefit Plans”). Seller has made available to Purchaser true, complete and correct copies of each Seller Benefit Plan (or, in the case of any unwritten Seller Benefit Plans, descriptions thereof).

13.

(b)

Except as set forth in Schedule 3.17(b), no employee of the Business will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the sale of the Acquired Assets by Seller on the Closing Date.

(c)

The Seller Pension Plans (i) comply in form and in operation in all material respects with the Code and all applicable laws (including, without limitation, the Code, ERISA and the Age Discrimination in Employment Act) as in effect on the date of this Agreement and except for instances of noncompliance that, individually or in the aggregate would not have a Material Adverse Effect, and (ii) if any Seller Pension Plan is intended to be qualified under Section 401(a) of the Code, such Plan has received a favorable determination letter from the Internal Revenue Service that it is qualified and, to Seller’s Knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such favorable determination letter.

(d)

Each of Parent and Seller has complied in all material respects with the requirements of COBRA. Neither Parent nor Seller has any obligation or liability to provide post-employment welfare benefits to any current or former employee of the Business (other than as required by COBRA).

(e)

None of the Acquired Assets are subject to any Lien in favor of or asserted by the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental authority, agency, department or government-owned corporation.

(f)

Neither Parent, Seller nor any member of Seller’s controlled group, as defined in Section 414 of the Code, (i) maintains or has ever maintained (A) a “multiemployer plan”(as defined in Section 3(37) of ERISA), a (B) an employee benefit plan subject to Title IV of ERISA (other than a defined contribution plan), (C) a plan to which Section 412 of the Internal Revenue Code applies, or (ii) has engaged in, within the last five years, a transaction described in Section 4069 of ERISA.

(g)	Schedule 3.17(g)lists the employees in the Business who are on sick leave, personal absence, or short term disability leave as of the date hereof.

3.18      Absence of Changes or Events. Except as set forth in Schedule 3.18 or as expressly provided for elsewhere herein, neither Parent nor Seller has, with respect to the Business or the Acquired Assets, since the date of the Latest Balance Sheet: (a) incurred any Indebtedness (b) permitted any of the Acquired Assets to be subjected to any Lien, other than a Permitted Lien, (c) sold, transferred or otherwise disposed of any assets that would constitute Acquired Assets, except for dispositions or consumptions of assets or Inventory in the ordinary course of business, (d) made any material capital expenditure or commitment therefor except in the ordinary course of business, (e) made any loan to any Person, (f) waived any rights or settled any claims, except for such waivers or settlements granted or entered into in the ordinary course of business, (g) granted any increase in the rate of wages, salaries or other compensation or benefits to any of its employees, other than increases or payments in the ordinary course of its business consistent with past practice, (h) adopted, or amended or modified in any respect, any Benefit Arrangement or Employee Plan, (i) made any change in any method of accounting practice, (j) suffered or incurred any damage, destruction, fire, explosion, accident, flood, or other casualty loss or act of God (whether or not covered by insurance) that has had a Material Adverse Effect, (k) amended or terminated, or suffered any amendment or termination of, any Permit, contract, lease, license, purchase order or similar commitment or right that is likely to have a Material Adverse Effect, (l) suffered any labor disputes or disturbances that is likely to have a Material Adverse Effect, (m) otherwise failed to operate its business in the ordinary course consistent with past practices so as to preserve its business organization intact and to preserve the goodwill of its customers, suppliers, employees and others with whom it has business relations, or (n) agreed to do any of the foregoing.

14.

3.19      Employment Relations. There are no (a) unfair labor practice complaints against Parent or Seller relating to the Business or the Acquired Assets pending before the National Labor Relations Board, (b) labor strikes, slowdowns or stoppages pending or, to the Knowledge of Seller, threatened against or involving the employees of the Business, (c) labor unions that claims to represent the employees of the Business, (d) collective bargaining agreements currently being negotiated by Seller with respect to the employees of the Business, (e) pending labor or labor related grievances related to the Business that is likely to have a Material Adverse Effect, (f) arbitration proceedings arising out of or under any collective bargaining agreement of Seller and no claim therefor has been asserted, and (g) material labor difficulties that have been experienced by Seller relating to the Business or the Acquired Assets during the past three years. There are no employment contracts or agreements with any employees of the Business, except for those agreements listed on Schedule 3.19.

3.20      Transactions with Affiliates. Except as set forth in Schedule 3.20, none of the Contracts set forth in Schedule 3.20 between the Business, on the one hand, and Parent, Seller or any of their Affiliates, on the other hand, will continue in effect subsequent to the Closing. Except as set forth in Schedule 3.20, after the Closing none of Parent’s or Seller’s Affiliates (other than Parent or Seller) will have any material interest in any property (real or personal, tangible or intangible) or Contract used in or pertaining to the Business. Except as set forth in Schedule 3.20, neither Parent nor Seller provides any material services to the Business.

3.21      Suppliers. Except as set forth in Schedule 3.21, between the date of the Latest Balance Sheet and the date of this Agreement, Seller has not entered into or made any contract or commitment for the purchase of merchandise in connection with the Business, other than in the ordinary course of business consistent with past practice. Set forth on Schedule 3.21 are the top ten suppliers (in terms of dollars spent) of goods or services purchased by the Business during its most recent full fiscal year. Except as set forth in Schedule 3.21, since the date of the Latest Balance Sheet there has not been (i) any material adverse change in the business relationship of the Business with any supplier of merchandise named in Schedule 3.21 or (ii) any change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier.

3.22      Product Liability. Except as set forth in Schedule 3.22 and except for those liabilities which would not have a Material Adverse Effect, Seller has no liabilities that have not been satisfied (and to the Knowledge of Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) arising out of any injury to individuals or property as a result of any defective product manufactured, sold or delivered by Seller and relating to the Business.

3.23      Purchaser’s Ability to Operate the Business. Except as disclosed on Schedule 3.23, upon the sale to Purchaser of the Acquired Assets and the assumption by Purchaser of the Assumed Liabilities and Purchaser’s allocated portion of the Shared Liabilities hereunder, Purchaser shall have received from Seller all the property, equipment, inventory, contracts, permits, intellectual property, leasehold interests, books and records, and other assets and rights necessary for Purchaser to conduct the Business in substantially the same manner as it is presently conducted by Seller.

15.

3.24      Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker’s or finder’s fees from any party hereto, or any Affiliate of the parties hereto, in connection with the Acquisition.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF PURCHASER

Purchaser hereby represents and warrants to Parent and Seller as follows:

4.1      Corporate Existence. Each of Superior, Distributors and Acquisition is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2      Corporate Power; Authorization; Enforceable Obligations. Each of Superior, Distributors and Acquisition has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each of Superior, Distributors and Acquisition have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered on behalf of each of Superior, Distributors and Acquisition by a duly authorized officer of it, and constitutes the legal, valid and binding obligations of each enforceable against it in accordance with its terms.

4.3      No Approvals or Conflicts. Neither the execution, delivery or performance by each of Superior, Distributors and Acquisition of this Agreement nor the consummation by it of the transactions contemplated by this Agreement will (a) violate, conflict with or result in the breach of any provision of its formation documents or limited liability company agreement, (b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of its properties under, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which it or any of its properties may be bound or affected, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to it or any of its respective properties, or (d) except for any required filings under the HSR Act or those that have already been obtained, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by it.

4.4      Litigation and Claims. There is no action, suit, investigation or proceeding at law or in equity, any arbitration or any administrative or other proceeding by or before any court, governmental instrumentality or agency, pending or, to the Knowledge of Purchaser, threatened or contemplated in writing against or affecting any of Superior, Distributors or Acquisition, or any of its respective properties or rights, that is likely to have a Material Adverse Effect.

4.5      Financial Statements. Purchaser has previously provided to Seller the audited consolidated balance sheets of SCP Pool Corporation (“SCP”) and the related audited consolidated statements of income, stockholders’ equity and cash flows as of and for the year ended December 31, 1999 (the “Audited SCP Financial Statements”), and the unaudited consolidated balance sheets as of September 30, 2000 and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of SCP for the nine months ended September 30, 2000 (the “Interim SCP Financial Statements and, together with the Audited SCP Financial Statements, the “SCP Financial Statements”). The Audited SCP Financial Statements have been audited by Ernst & Young LLP, independent auditors, in accordance with generally accepted auditing standards, and the SCP Financial Statements fairly present (subject, in the case of the Interim SCP Financial Statements, to normal, recurring year-end adjustments) the financial condition and results of operations of SCP and its subsidiaries as of the respective dates thereof and for the respective periods indicated.

16.

4.6      Absence of Undisclosed Liabilities. Except as disclosed in the SCP Financial Statements, Purchaser has no Knowledge of any basis for the assertion against SCP or Purchaser of any material liability, and there are no circumstances, condition, happenings, events, or arrangements, contractual or otherwise, which may give rise to such liabilities, except commercial liabilities and obligations incurred in the ordinary course of business by Purchaser and consistent with past practice.

4.7      Compliance with Laws. (a) Purchaser is in compliance in all material respects with, and is not in default or violation in any material respect under, and has not conducted its operations in violation in any material respect of, any applicable law, rule, regulation, decree or order.

(b)

At no time during the last five year has Purchaser been notified in writing that it was the subject of any federal, state or local criminal investigation, or been notified in writing by any federal, state or local governmental authority of any violation of any applicable law, regulation, ordinance, rule or order.

4.8      Taxes. (a) SCP has properly completed and filed on a timely basis in correct form all Returns required to be filed on or prior to the date hereof. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of SCP or any other information required to be shown thereon. No extension of time within which to file any Return which has not been filed has been requested or granted.

(b)

SCP has paid all taxes imposed on it or for which SCP is or could be liable whether to any taxing authority or to any other person with respect to all taxable periods or portions thereof ending on or before the Closing Date.

4.9      Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of either Superior or Distributors is, or will be, entitled to any commission or broker’s or finder’s fees from any party hereto, or any Affiliate of the parties hereto, in connection with the Acquisition.

ARTICLE 5
PRE-CLOSING COVENANTS

From the date hereof through the Closing Date, the parties covenant and agree as follows:

5.1      Cooperation and Best Efforts.Each party will cooperate with the other and use its best efforts to (a) procure all necessary and appropriate consents and approvals, (b) complete and file all necessary and appropriate applications, notifications, filings and certifications, (c) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Acquisition, and (d) effect the Acquisition at the earliest practicable date.

17.

5.2      Press Releases. Purchaser and Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the transactions contemplated in this Agreement, and shall not issue any such press releases or make any such public statement prior to such consultations, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with the Nasdaq National Market or the New York Stock Exchange.

5.3 Review of the Business. Prior to the Closing Date, the Seller will afford the Purchaser and its representatives, during regular business hours and upon reasonable notice, such access to the properties, personnel and books and records of the Business as the Purchaser may reasonably request in connection with the Acquisition. To the extent the obligations hereunder would not require the interruption of existing services, the unreasonable devotion of managerial resources or attention, or materially interfere with customer relations, Seller shall fully cooperate in locating and affording access to all such properties, assets, books and records for the Purchaser, and shall make such properties and assets available for such inspection by Purchaser. An employee or representative of Seller, shall be entitled to be present at any or all inspections of the Business’ properties, assets and records by Purchaser or Purchaser’s representatives.

5.4 Conduct of Business Prior to the Closing Date. The Seller shall conduct the operations of the Business in the ordinary and usual course of business, preserve intact the Business and maintain the current relationships of the Business with suppliers, distributors, customers and others having business relationships with it. Without the prior written consent of the Purchaser, the Seller shall not commit or omit to do any act, that (i) would cause a breach of any agreement, commitment or covenant of the Seller contained in this Agreement in any material respect, or (ii) would cause the representations and warranties contained in Section 3 to become untrue in any material respect.

5.5 Notification of Changes. (a) Each of the Seller and the Purchaser shall promptly notify the other of any event that causes any representation or warranty given by either of them, respectively, in Sections 3 and 4 to become untrue.

(b)

The Seller shall have the right until the Closing to supplement or amend any of the Schedules described in Section 3 with respect to any matter arising or discovered after the date of this Agreement which, if existing or known on the date of this Agreement, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 6 have been fulfilled, the Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, except to the extent that they reflect an event or condition that would be beneficial to the Purchaser; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment shall be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes.

18.

ARTICLE 6
CONDITIONS PRECEDENT TO THE CLOSING

6.1      Conditions to Each Party’s Obligation. The obligations of each party hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a)

Governmental Approvals. The waiting period under the HSR Act, if applicable to the consummation of the Acquisition, shall have expired or been terminated. All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Acquisition shall have been obtained or filed or shall have occurred.

(b)

No Threatened or Pending Litigation. No suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened. No statute, rule, regulation, executive order or decree shall have been enacted, promulgated or enforced which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

6.2     Additional Conditions Precedent to Purchaser's Obligations.The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, prior to or at the Closing, of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date.

(b)	Compliance with this Agreement.Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)

Closing Certificate.Purchaser shall have received a certificate from Seller dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 6.2(a) and 6.2(b) hereof have been fulfilled.

(d)	Transition Services Agreement.The parties shall have entered into a Transition Services Agreement upon mutually agreeable terms.

(e)	Leases.The parties shall have entered into the Seller Leases in substantially the form attached hereto as Exhibit E.

(f)

Tax Clearance Certificates.Seller shall have provided Purchaser with any clearance certificate or similar document that may be required by any state taxing authority in order to relieve Purchaser of any obligations to withhold any portion of the Purchase Price.

19.

(g)	Legal Opinion.Purchaser shall have received an opinion of counsel to Seller substantially in the form attached hereto as Exhibit F.

6.3     Additional Conditions Precedent to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, prior to or at the Closing, of each of the following conditions:

(a)

Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date.

(b)

Compliance with this Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)

Closing Certificate. Seller shall have received a certificate from Purchaser dated the Closing Date certifying in such detail as Seller may reasonably request that the conditions specified in Sections 6.3(a) and 6.3(b) hereof have been fulfilled.

(d)	Note and Security Agreement. Acquisition shall have executed and delivered to Seller the Note and Security Agreement in substantially the form attached hereto as Exhibit C.

(e)	Guaranty Agreement.Distributors and Superior shall have executed and delivered to Seller the Guaranty Agreement in substantially the form attached hereto as Exhibit D.

(f)	Legal Opinion.Seller shall have received an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP, counsel for Purchaser, substantially in the form attached hereto as Exhibit G.

ARTICLE 7
INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

7.1      Indemnification. (a) After the Closing Date, subject to the terms and conditions of this Section 7, including the limits on indemnity set forth in Section 7.4, Parent and Seller shall, jointly and severally, indemnify and hold harmless the Purchaser and its Affiliates, and their respective officers, directors, employees, agents and representatives (the “Purchaser Indemnitees”) from, and will pay to the Purchaser Indemnitees the amount (net of any proceeds received by the Purchaser Indemnitee from insurance or any quantifiable tax benefits in the year incurred (but giving effect to any tax detriment from receipt of indemnification proceeds), obtained) of, any loss, liability, judgment, damage, cost or expense (including interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) arising from or in connection with (i) any breach of any representation or warranty of Parent or Seller contained in Section 3, (ii) a breach of any agreement or covenant contained herein that by its terms is to be performed by Parent or Seller after the Closing Date, (iii) Parent’s and Seller’s allocated portion of the Shared Liabilities or (iv) any Excluded Liabilities.

20.

(b)

After the Closing Date, subject to the terms and conditions of this Section 7, including the limits on indemnity set forth in Section 7.4, the Purchaser shall indemnify and hold harmless Parent and Seller and their Affiliates and their respective officers, directors and representatives (the “Seller Indemnitees”) from, and will pay to the Seller Indemnitees the amount (net of any proceeds received by the Seller Indemnitee from insurance any quantifiable tax benefits in the year incurred (but giving effect to any tax detriment from receipt of indemnification proceeds) obtained) of, any Losses arising from or in connection with (i) any breach of any representation or warranty of the Purchaser contained in Section 4, (ii) a breach of any agreement or covenant contained herein that by its terms is to be performed by the Purchaser after the Closing Date, (iii) any Assumed Liabilities or Purchaser’s allocated portion of the Shared Liabilities, or (iv) the operations or conduct of the Business or the ownership or use of the Acquired Assets after the Closing Date.

7.2      Notice and Defense of Claims. (a) A Person seeking indemnification under this Section 7 (the “Indemnified Person”) shall give prompt written notice to the indemnifying person or persons, or successors thereto (the “Indemnifying Person”), of any matter with respect to which the Indemnified Person seeks to be indemnified (the “Indemnity Claim”). Such notice shall state the nature of the Indemnity Claim and, if known, the amount of the Loss. If the Indemnity Claim arises from a claim of a third party, the Indemnified Person shall give such notice within a reasonable time after the Indemnified Person has actual notice of such claim, and in the event that a suit or other proceeding is commenced, within 20 days after receipt of written notice by the Indemnified Person thereof. Notwithstanding anything in this paragraph to the contrary, the failure of an Indemnified Person to give timely notice of an Indemnity Claim shall not bar such Indemnity Claim except and to the extent that the failure to give timely notice has impaired materially the ability of the Indemnifying Person to defend the Indemnity Claim.

(b)

If the Indemnity Claim arises from the claim or demand of a third party, the Indemnifying Person shall assume its defense, including the hiring of counsel and the payment of all fees and expenses. The Indemnified Person shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within 30 days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 7 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person’s prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person’s prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

21.

(c)

If the Indemnity Claim does not arise from the claim or demand of a third party, the Indemnifying Person shall have 30 days after receipt of written notice of such Indemnity Claim to object to such claim by giving written notice to the Indemnified Person specifying the reasons for such objection or objections. If the Indemnifying Person has not so objected to the Indemnity Claim as of the close of business on such thirtieth day, the total amount of the Indemnity Claim shall thereupon become chargeable to and payable by the Indemnifying Person in accordance with the terms and conditions of this section. If the Indemnifying Person objects to the Indemnity Claim, the parties shall attempt to resolve the challenge through negotiation in good faith. If the parties are unable to settle any such dispute within ten Business Days after notice of the Indemnifying Person’s objection is received by the Indemnified Person, either party may submit such matter to a single arbitrator. The arbitrator will be selected by the joint agreement of the parties, but if they do not agree within 20 calendar days of the lapse of the ten-Business Day period referred to above, the selection shall be made in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”). If no such arbitrator is appointed within 45 calendar days of any such request to such association, either party may apply to a court having jurisdiction to make such appointment. The arbitrator shall conduct the arbitration in Orlando, State of Florida, in accordance with the Rules and shall make a final determination, to be provided in writing to each party, that resolves the dispute. The prevailing party shall be entitled to recover from the other party the fees of the arbitrator and the administrative costs of the arbitration. The arbitrator shall apply the statutory and decisional law of the State of Florida in substantially the same manner as do the courts of the State of Florida in the case of contracts made and wholly performed within that jurisdiction. All results of the arbitration proceeding shall be final, conclusive and binding on all parties to this Agreement, and judgment upon the arbitrator’s award may be entered in any court of the State of Florida having competent jurisdiction, unless such results or award are clearly erroneous on the record before the arbitrator.

7.3      Survival of Representations and Warranties. The right to indemnification under Section 7.1 for any breach of the representations and warranties made by each party herein shall survive until the second anniversary of the Closing Date, except that the representations set forth in Sections 3.16 and 3.17 shall survive until the sixth anniversary of the Closing Date, and the representations set forth in Sections 3.4 shall survive indefinitely.

7.4     Limitations. Notwithstanding anything to the contrary in this Agreement:

(a)

Subject to paragraph (e), neither the Seller or Parent, on the one hand, nor the Purchaser, on the other hand, shall have any obligation to make indemnification payments with respect to Indemnity Claims arising under Sections 7.1(a)(i) or 7.1(b)(i), respectively, until the net aggregate of all claims against it hereunder exceeds $100,000 and then only to the extent of any excess.

(b)

Subject to paragraph (e), neither the Seller or Parent, on the one hand, nor the Purchaser, on the other hand, shall have any liability with respect to Indemnity Claims arising under Sections 7.1(a)(i) or 7.1(b)(i) in excess of $5 Million in the aggregate for all such Indemnity Claims.

(c)	In no event shall any recovery under this Agreement include the loss of anticipated profits, loss of managerial time, or lost opportunity.

(d)

In the absence of fraud and except as otherwise provided in Sections 8.3, 8.9 and 8.10, this Article 7 shall serve as the sole and exclusive remedy of the Purchaser Indemnitees and the Seller Indemnitees for Losses and for any other claims in any way relating to this Agreement to the exclusion of all other statutory or common law remedies (including rights under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended), whether based on contract, tort, strict liability or otherwise.

22.

(e)

The limitations of paragraph (a) and (b) do not apply with respect to any claim which arises under clause 7.1(a)(ii), (iii) or (iv) or 7.1(b)(ii), (iii) or (iv), irrespective of whether any such claim could also arise under clause 7.1(a)(i) or 7.1(b)(i), respectively.

7.5     Adjustment to Purchase Price. If Seller makes any payment pursuant to this Article 7, then such amount shall be treated as an adjustment to the Purchase Price.

ARTICLE 8
POST CLOSING MATTERS

8.1      Maintenance of Books and Records. Seller and Purchaser shall preserve until the fifth anniversary of the Closing Date, or such longer period required by law, all records possessed or to be possessed by such party relating to any of the Acquired Assets or the Business. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers and employees of such party and, subject to certain limitations described below, (b) the books of account and records of such party, but, in each case, only to the extent relating to the Acquired Assets or the Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the thirtieth day after such notice is given unless the other party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

8.2      Mail and Other Communications. From and after the Closing Date, Seller shall promptly refer all inquiries and forward all mail with respect to the Acquired Assets to Purchaser.

8.3      Limited Covenant Not to Compete. (a) Each of Parent and Seller agrees that for a period of five years after the Closing Date, it will not, directly or indirectly, carry on or engage in any business that competes with, or is similar to, the Business within the United States; provided however, that it shall not be deemed a violation of this Section 8.3 if (i) Parent or Seller sells, in the ordinary course of business, materials of the type that it normally stocks and sells in its building materials and water systems businesses, and which materials may be utilized, directly or indirectly, in the Business, provided that such materials are not of a type that are used exclusively in the Business, (ii) Parent or Seller sell or otherwise dispose of Excess Inventory, or (iii) Parent or Seller continues to operate the business of Chad Supply in the ordinary and usual course of business consistent with prior practices. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 8.3 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted. Notwithstanding the foregoing, however, in the event there shall arise a default by Purchaser in the payment when due of any principal or interest under the Note and such default has not been cured within 30 days, then Parent’s and Seller’s obligations under this covenant shall immediately terminate and shall be of no further force and effect.

23.

(b)

Each of Parent and Seller agrees that for a period of five years after the Closing Date, it will not solicit, recruit or hire any employee of the Business (listed on Schedule 8.3) who at the time is paid by Purchaser or any of its affiliates more than $40,000 in annual base salary, while such employee is employed in the Business or employed by Purchaser or any of its affiliates or within 12 months following any such employment; provided that the foregoing shall not prohibit Parent or Seller and its affiliates from making general solicitations or advertising for employees in any media.

(c)

Notwithstanding any other provision of this Agreement, it understood and agreed that the remedy of indemnity payments pursuant to Article 7 and other remedies at law would be inadequate in the case of any breach of the covenants contained in this Section 8.3, and Purchaser shall be entitled to seek equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

8.4      Collection of Receivables. (a) From and after the Closing Date, Purchaser shall use commercially reasonable efforts in accordance with Parent’s and Seller’s past practices to collect the Receivables and other related items that are included in the Acquired Assets. Purchaser shall have the right and authority to endorse with the name of Parent or Seller any checks or drafts received with respect to any Receivables or such other related items. For the purpose of determining amounts collected by Purchaser with respect to the Receivables, all payments by an account debtor shall first be applied in accordance with the account debtor’s instructions and if no such instructions are given, to the oldest outstanding invoice due from that account debtor. Purchaser shall not be required to bring any suit or take any other action to collect any of the Receivables that is not consistent with the past practices of Parent and Seller.

(b)

If on the one hundred eightieth (180th) day following the Closing Date, any of the Receivables remain uncollected (the “Uncollected Receivables”), Purchaser shall assign promptly thereafter all of the Uncollected Receivables to Parent and Seller and Parent and Seller shall pay to Purchaser an amount equal to the aggregate face value of the Uncollected Receivables.

(c)

In the event that prior to any assignment to Parent and Seller of any Receivables under this Section 8.4, Parent or Seller shall receive any remittance from or on behalf of any account debtor with respect to such Receivables, Parent or Seller shall endorse without recourse such remittance to the order of Purchaser and forward such remittance to Purchaser promptly upon receipt thereof.

(d)

In the event that after any assignment to Parent and Seller of any Uncollected Receivables, Purchaser shall receive any remittance from or on behalf of any account debtor with respect to such Uncollected Receivables, Purchaser shall endorse without recourse such remittance to the order of Parent or Seller and forward such remittance to Parent or Seller promptly upon receipt thereof.

(e)

Purchaser shall provide Parent and Seller with statements on a monthly basis during the 180 day period following Closing setting forth the status of its efforts to collect the Receivables. Purchaser and Parent and Seller hereby agree to cooperate with each other to maximize the collection of the Receivables.

24.

8.5      Employee Matters. Purchaser shall take all steps necessary and appropriate so that at and immediately after the Closing Date substantially all individuals who are employed by the Seller exclusively in the Business, or whose time or compensation is derived primarily from the Business, including those on vacation, sick leave, personal absence, holiday, jury duty or short term disability, shall be employed by Purchaser at the same base salary, commission rate, and bonus opportunity, as in effect prior to the Closing Date (such employees being the “Continuing Employees”). Set forth on Schedule 8.5 is a list of the Continuing Employees. Purchaser shall not be required to employ any individual who is receiving benefits under Seller’s long term disability plan at the time of Closing Date and such individuals shall remain the responsibility of Seller.

8.6      Benefit Plan Matters. (a) Benefit Liabilities (i) Unless otherwise specifically set forth in this Agreement to the contrary, Seller shall retain and be fully responsible for all liabilities, obligations and commitments relating to all wages, salaries and other forms of compensation and related expenses incurred or accrued on or prior to the Closing Date and all benefits incurred or accrued under Seller Benefit Plans maintained or contributed to by Seller or any affiliate on or prior to the Closing Date except for unpaid bonuses, commissions and vacation pay for Continuing Employees. Unpaid bonuses, commissions and vacation pay for Continuing Employees will be accrued as a compensation expense on the Closing Net Asset Value Statement.

(ii)

Effective as of the Closing Date, the Continuing Employees shall cease to participate in any Seller Pension Plan. Seller shall retain responsibility under all Seller Pension Plans and Purchaser shall incur no liability for any such plan.

(iii)

Effective as of the Closing Date, the Continuing Employees shall cease to participate in any Benefit Arrangements, except as provided in Section 8.6(a)(iv) below. Seller shall retain responsibility under all Benefit Arrangements for all costs of coverage and all amounts payable by reason of claims incurred by Continuing Employees on or prior to the Closing Date, including claims that are not submitted until after the Closing Date except for any unpaid vacation pay for Continuing Employees. A claim shall be deemed to have been incurred on the date of occurrence of (A) death or dismemberment in the case of claims under life insurance and accidental death and dismemberment benefits, (B) the date the employee became entitled to receive disability in the case of claims under disability benefits, or (C) the date on which the charges or expense giving rise to such claim is incurred in the case of all other claims. Seller shall be responsible for worker compensation claims of Continuing Employees based on injuries occurring prior to the Closing Date.

(iv)

Seller shall remain responsible for all record keeping and benefits with respect to any employees or former employees of the Business who are, as of the Closing Date on or eligible for COBRA continuation coverage. Continuing Employees who participate in a Seller’s medical, hospitalization, or dental plan will be offered the opportunity to continue their coverage pursuant to COBRA. If Continuing Employees participate in a Seller medical flexible spending account (“FSA”), Seller will offer the Continuing Employee an opportunity to continue his medical FSA under COBRA, provided such employee’s maximum available benefit under the medical FSA for the remainder of the plan year exceeds the amount that the medical FSA can charge such employee for COBRA continuation coverage for the remainder of the plan year.

(v)

For purposes of any vesting periods in the Purchaser’s 401(k) plan for which a Continuing Employee may be eligible after the Closing, Purchaser shall grant credit for service with Parent or Seller and its respective affiliates by any such Continuing Employee based upon the dates of employment and reemployment contained in records to be provided to Purchaser by Seller within 90 days of Closing.

25.

(b)

Compensation. Seller shall pay to the Continuing Employees promptly following the Closing Date all wages and salaries for all periods up to the Closing Date, shall pay all payroll taxes with respect to all amounts due to such employees for all periods up to the Closing Date and shall provide benefits under the Seller Pension Plans for such employees up to the Closing Date in accordance with the terms of such plans and Seller’s established policies and procedures.

(c)

Severance Plan. Seller shall be responsible for any severance benefits or other liabilities incurred pursuant to any severance plan of Seller or any affiliated company that may arise with respect to, or as a result of the severance of the employment of the Continuing Employees with Seller or any such affiliated company in connection with the Closing; provided Purchaser pays the Continuing Employees at the same rate of pay or greater following the Closing Date and if not, then Purchaser shall be responsible for any such severance to such Continuing Employee.

(d)

Post-Closing Benefit Plans. (i) Purchaser will use its best efforts to cause to be provided as soon as practical after the Closing Date the employee benefit plans then made available to similarly situated employees of Purchaser, subject to the terms and conditions of such benefit plans. Nothing herein shall prevent Purchaser from terminating the employment of any such employee or modifying or terminating such plans. Continuing Employees will receive credit for purposes of deductibles and co-payments under Purchaser’s medical plan for amounts paid or payable by reason of claims incurred under Seller’s comparable plan during the calendar year in which the Closing Date occurs.

8.7      Post-Closing Cooperation. (a) Purchaser and Seller shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, after the Closing to ensure the orderly transition of the Business from Seller to Purchaser and to minimize any disruption to the Business and the other respective businesses of Seller and Purchaser that might result from the transactions contemplated hereby.

(b)

After the Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Acquired Assets (including, access to books and records) as is reasonably necessary for the filing of all Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding related to any Return. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business.

8.8      Confidentiality. (a) Until the earlier of the Closing Date or five years after the termination of this Agreement, Seller will hold and will cause its representatives to hold in confidence all documents and information concerning the Purchaser and its operations furnished to Seller in connection with the transactions contemplated by this Agreement, except to the extent (a) Seller is compelled by law to disclose such information, in which case Seller shall provide Purchaser with reasonable notice prior to such disclosure to allow Purchaser the opportunity to seek an appropriate protective order or (b) such information is (i) in the public domain through no fault of Seller or Seller’s representatives or (ii) later lawfully acquired by Seller from other sources.

26.

(b)

Until the earlier of the Closing Date or five years after the termination of this Agreement, Purchaser will hold and will cause its representatives to hold in confidence all documents and information concerning the Seller, its operations and the Business furnished to Purchaser in connection with the transactions contemplated by this Agreement, except to the extent (a) Purchaser is compelled by law to disclose such information, in which case Purchaser shall provide Seller with reasonable notice prior to such disclosure to allow Seller the opportunity to seek an appropriate protective order or (b) such information is (i) in the public domain through no fault of Purchaser or Purchaser’s representatives or (ii) later lawfully acquired by Purchaser from other sources.

8.9      Third Party Consents. (a) Following the Closing, Parent and Seller shall use their commercially reasonable efforts to secure the written approval of all parties necessary for the assignment of Seller’s interest in the Real Property Leases and the Contracts to Purchaser. Said consent shall include a statement that no default currently exists under the respective Real Property Lease or Contract, as the case may be, that no monetary or non-monetary default currently exists under the respective Real Property Lease or Contract, as the case may be; and in the case of the Real Property Leases, an agreement on the part of the landlord and its lender, if any, that they will not disturb the possession of Purchaser under the Real Property Lease on the condition that Purchaser remains in compliance with the terms of the Real Property Lease.

(b)

Each of Parent, Seller and Purchaser agree and acknowledge that certain of the Real Property Leases require the consent of the landlord for assignment of the Real Property Leases (the “Consents”), and that as of the date hereof, none of the Consents have been obtained. Each of Parent and Seller hereby agrees to indemnify and hold harmless the Purchaser Indemnitees, and pay on behalf or reimburse such Purchaser Indemnitees in respect of (i) 50% of any increase in rents or other additional amounts Purchaser may have to pay in order to obtain the Consents under the Real Property Leases until the earliest applicable termination date thereunder; or (ii) in the event that a Consent cannot be obtained under a Real Property Lease and Purchaser has to relocate to another comparable facility, 50% of the Purchaser’s expenses incurred in such relocation and 50% of the excess of (x) the rent payable by Purchaser at such substitute facility which is attributable on a pro rata basis to the same number of square feet leased by Purchaser under such Lease over (y) the rent which would have been payable under the applicable Lease until the date of the earliest termination date provided under the applicable Lease (the “New Facility Additional Rent”); provided, however, that Parent and Seller shall only be liable under this subsection (ii) for such reimbursement to the extent that the New Facility Additional Rent exceeds by more than 10% the rent that would have been payable under the applicable Lease and then only to the extent of any such excess.

8.10      Environmental Compliance. (a) After the Closing, Purchaser shall use its commercially reasonable efforts to obtain, as quickly as practicable, certificates of occupancy and any other permits and licenses as shall be required in order for Purchaser to continue to conduct the Business from the Owned Premises and the property subject to the Real Property Leases.

(b)

If in connection with Purchaser’s applying for, or obtaining of, any such certificate, license or permit, it shall be determined that any of the Owned Premises or property subject to any of the Real Property Leases is no longer in compliance with (i) any Environmental Law or (ii) any other law, statute, ordinance, requirement, building code, fire and zoning code or local, city, state or federal regulation, including, without limitation, the Americans With Disabilities Act (collectively, the “Building Laws”), applicable on the Closing Date, then Parent hereby agrees to reimburse Purchaser for 50% of the costs of any improvements that may be required to be made to such Owned Premises or property subject to Real Property Leases in order to bring such premises or property into compliance, provided that Parent’s reimbursement obligation with respect to any violation of Building Laws shall not exceed $2,500 per premise or property. No claim by Purchaser under this Section 8.10 may be made after, and Parent’s obligation hereunder shall terminate on, December 31, 2001.

27.

8.11      Use of Hughes Name. Purchaser shall use its commercially reasonable efforts to (a) remove the Hughes Supply name and any abbreviation thereof and any associated trade or service mark from all Acquired Assets upon consummation of the Acquisition and (b) take all other steps reasonably necessary to avoid any public use of the Hughes Supply name in connection with the operation of the Business following the Closing, in each case, as soon as practicable.

8.12      Transition Period Asset Removal. (a) Purchaser acknowledges that Parent has Excluded Assets that are currently located at one or more facilities listed on Schedules 3.4(a)(i) and 3.4(a)(ii). The parties hereby agree that Parent shall dispose of or relocate such Excluded Assets from such facilities on or before February 12, 2001, and Parent shall not be obligated to pay Purchaser rent or any other charges while such Excluded Assets continue to be located at such facilities during such period.

(b)

Likewise, as to any Acquired Assets that are located on facilities of Parent other than those listed on Schedules 3.4(a)(i) and 3.4(a)(ii),the parties further agree that Purchaser shall dispose of or relocate such Acquired Assets from such facilities on or before February 12, 2001, and Purchaser shall not be obligated to pay Parent rent or any other charges while such Acquired Assets continue to be located at such facilities during such period.

ARTICLE 9
TERMINATION

9.1      Termination. This Agreement may, by notice given at or prior to the Closing, be terminated:

(a)	By the mutual written consent of the Parent and Seller and the Purchaser.

(b)

By the Purchaser or Parent and Seller if there has been a material breach by the other of any covenant contained in this Agreement that is not or cannot be cured within 45 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

(c)

By the Purchaser or Parent and Seller if (i) any condition to Closing required by Section 6 has not been met or waived by each party entitled to grant such waiver by February 28, 2001, (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition runs or (iii) the Acquisition has not occurred by such date; provided, however, that the right to terminate this Agreement pursuant to this paragraph shall not be available to a party if its failure to fulfill or perform any obligation under this Agreement has been a substantial cause of, or has substantially results in, the failure of the Closing to occur or be capable of occurring on or before such date.

9.2      Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Article 9, this Agreement shall be void and there shall be no liability by reason of this Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of a willful and material breach of its representations and warranties contained herein or arising out of a willful and material breach of any covenant in this Agreement prior to the date of termination or any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: Section 8.8 and Article 11.

28.

ARTICLE 10
DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, each of the following terms shall have the meanings set forth below:

     “Acceptance Date” has the meaning specified in Section 1.5(b).

     “Acquired Assets” has the meaning specified in Section 1.2.

     “Acquisition” means the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities.

     An “Affiliate” means, with respect to any natural person, corporation, partnership, limited liability company, trust and any other entity or organization of any kind (“Person”), any other Person that, directly or indirectly, through one or more intermediaries, controls, has the right to control (in fact or by agreement), is controlled by, or is under control with, such Person.

     “Assignment and Assumption of Lease Agreements” has the meaning specified in Section 2.2(a).

     “Assumed Liabilities” has the meaning specified in Section 1.4(a).

     “Audited SCP Financial Statements” has the meaning specified in Section 4.5.

     “Benefit Arrangements” has the meaning specified in Section 3.17(a).

     “Benefit Plans” means all “employee welfare benefit plans” or “employee pension benefit plans” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, and all retirement or deferred compensation plans, incentive compensation plans, stock plans, vacation pay, severance pay, bonus or other benefit arrangements, insurance or hospitalization programs, life insurance, disability, or any fringe benefit arrangements which do not constitute “employee benefit plans” (as defined in section 3(3) of ERISA) covering any employee.

     “Bill of Sale” means the Bill of Sale, Assignment and Assumption Agreement.

     “Building Laws” has the meaning specified in Section 8.10(b).

     “Business Financial Statements” has the meaning specified in Section 3.5.

     “Closing” has the meaning specified in Section 2.1.

     “Closing Net Asset Value” means the Net Asset Value of the Business as of the Closing Date.

29.

     “Closing Net Asset Value Statement” has the meaning specified in Section 1.5(a).

     “COBRA” means Sections 601 et seq. of ERISA, Section 4980B(f) of the Code and applicable Department of Labor and Internal Revenue Service pronouncements, including treasury regulations, notices, rulings, procedures and opinions.

     The “Code” means the Internal Revenue Code of 1986, as amended.

     “Consents” has the meaning specified in Section 8.9.

     “Continuing Employees” has the meaning specified in Section 8.5.

     “Contracts” has the meaning specified in Section 1.2(h).

     “Employee Plan” means (a) a plan or arrangement as defined in Section 3(3) of ERISA that (i) is maintained, administered or contributed to by the Business, the Seller or any ERISA Affiliate or (ii) covers any employee or former employee of the Business, the Seller or any ERISA Affiliate, and (b) a plan or arrangement as defined in Section 3(37) and Section 4001(a)(3) of ERISA that covers, or covered at any time during the five year period prior to the Closing Date, any employee or former employee of the Business, the Seller or any ERISA Affiliate.

     “Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances, regulations, criteria, guidelines, rules of common or civil law now or hereafter in effect, and in each case as amended, and any judicial for administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land, surface or subsurface strata, and wildlife, aquatic species and vegetation), including, without limitation, laws and regulations relating to emissions, discharges, disposal, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Excess Inventory” means the amount of any item or SKU of Inventory (other than items or SKUs that were first offered for sale by Seller or Purchaser during its respective most recent fiscal year) on hand at Closing that exceeds the amount sold by both Seller and Purchaser during the 12 months prior to Closing.

     “Excluded Asset” has the meaning specified in Section 1.3.

     “Excluded Liability” has the meaning specified in Section 1.4(b).

     “FSA” means any medical flexible spending account of the Seller.

     “GAAP” means generally accepted accounting principles, consistently applied.

     “Guaranty Agreement” has the meaning specified in Section 2.2(b).

30.

     “Hazardous Materials” shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, lead paint, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “pollutants,” “contaminants,” “solid waste,” “toxic chemical,” “hazardous chemical,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any governmental or regulatory authority.

     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     “Indebtedness” means all obligations of the Business (whether for principal, interest, premium, fees or otherwise) for or arising under (i) all indebtedness for borrowed money (including all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) unpaid reimbursement obligations arising in connection with guaranties, or (iii) any lease obligation that would be required to be capitalized in accordance with GAAP.

     “Indemnified Person” has the meaning specified in Section 7.2(a).

     “Indemnifying Person” has the meaning specified in Section 7.2(a).

     “Indemnity Claim” has the meaning specified in Section 7.2(a).

     “Intellectual Property” has the meaning specified in Section 1.2(f).

     “Interim SCP Financial Statements” has the meaning specified in Section 4.5.

     “Inventory” has the meaning specified in Section 1.2(c).

     “Knowledge of Seller” or “Knowledge” in relation to the Seller means actual knowledge after reasonable inquiry of the Treasurer of Parent or the Business Unit President of the Seller. “Knowledge of Purchaser” means actual knowledge after reasonable inquiry of the President or Vice President — Finance of SCP Pool Corporation.

     “Latest Balance Sheet” has the meaning specified in Section 3.5.

     “Licenses and Permits” has the meaning specified in Section 1.2(l).

     A “Lien” means, with respect to any asset of the Business, any title defect, lien, mortgage, easement, pledge, charge, transfer restriction, right of first refusal, preemptive right, option, claim, security interest, right of others or other encumbrance of any nature whatsoever, other than restrictions imposed by federal or state securities laws.

     “Losses” has the meaning specified in Section 7.1(a).

31.

     A “Material Adverse Effect” means, (i) with respect to the Seller , a material adverse effect on the results of operations or financial condition of the Business, (ii) with respect to the Purchaser, a material adverse effect on the results of operations or financial condition of SCP and its consolidated subsidiaries, taken as a whole, and (iii) in either case, any material limitation on the ability of the Parent and Seller, on the one hand, or Purchaser, on the other hand, to consummate the Acquisition; provided that, the parties agree that only those acts, events or occurrences that result, or are reasonably likely to result, individually or in the aggregate, in a quantifiable loss, cost or expense that equals or exceeds $250,000 shall be deemed to constitute a Material Adverse Effect.

     “Net Asset Value” means the value of the tangible net assets of the Business determined in accordance with GAAP applied in a manner consistent with that used in preparing the Latest Balance Sheet; provided however, that no value shall be given to any items of Excess Inventory in the calculation of Net Asset Value.

     “New Facility Additional Rent” has the meaning specified in Section 8.9(b).

     “Note and Security Agreement” has the meaning specified in Section 2.2(b).

     “Owned Premises” has the meaning specified in Section 1.2(a).

     “Permits” has the meaning specified in Section 3.14.

     A “Permitted Lien” means (i) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property that in the aggregate do not materially detract from the value or interfere with the use of such real property or materially impair the marketability thereof, (ii) Liens for current taxes or assessments on property that are accrued but not yet payable, and (iii) mechanic’s, materialman’s and other liens for goods and services incorporated into or provided with respect to the property encumbered thereby arising by operation of law in the ordinary course of business, provided that the obligations secured by such Liens (A) are not more than 30 days past due, (B) are fully reflected in the Latest Balance Sheet or the Closing Net Asset Value Statement and (C) do not materially interfere with the use or enjoyment of any of the Business’ properties or assets and do not materially impair the marketability thereof.

     “Personal Property” has the meaning specified in Section 1.2(d).

     “Purchase Price” has the meaning specified in Section 1.1(a).

     “Purchaser Indemnitee” has the meaning specified in Section 7.1(a).

     “Real Property Leases” has the meaning specified in Section 1.2(b).

     “Receivables” has the meaning specified in Section 1.2(e).

     “Records” has the meaning specified in Section 1.2(k).

     “Returns” means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term “Return” means any one of the foregoing.

     “Rules” has the meaning specified in Section 7.2(c).

     “SCP” has the meaning specified in Section 4.5.

32.

     “SCP Financial Statements” has the meaning specified in Section 4.5.

     “Seller Benefit Plans” has the meaning specified in Section 3.17(a).

     “Seller Indemnitees” has the meaning specified in Section 7.1(b).

     “Seller Leases” means the lease or sublease arrangements, as applicable, with respect to the premises listed on Schedule 3.4(a)(vi), in substantially the form attached hereto as Exhibit E.

     “Seller Pension Plans” has the meaning specified in Section 3.17(a).

     “Shared Liabilities” has the meaning specified in Section 1.4(c).

     “Taxes” means all federal, state, local and other taxes including, without limitation, income taxes, estimated taxes, alternative taxes, excise taxes, sales taxes, use taxes, value added taxes, gross receipts taxes, capital stock taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes, whether measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

     “Technology” has the meaning specified in Section 1.2(g).

     “Transition Services Agreement” means the transition services agreement in a form to be mutually agreed between the parties.

     “Uncollected Receivables” means any of the Receivables that remain uncollected 180 days following the Closing Date.

ARTICLE 11
MISCELLANEOUS

11.1      Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, or Parent and Seller, on the other hand, may waive compliance by the other parties with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

11.2      Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     11.3 Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

11.4      Assignment and Binding Effect. Prior to the Closing, this Agreement may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Parent and Seller and Purchaser.

33.

11.5      Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

11.6      Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only upon of delivery by: (a) personal delivery to the designated individual; (b) certified or registered mail, postage prepaid, return receipt requested; (c) a nationally recognized overnight courier service with confirmation of receipt; or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

If to Purchaser, to:

SCP Pool Corporation 109 Northpark Boulevard, 4thFloor Covington, Louisiana 70433-5001 Attention: President Facsimile: 504-892-1657

With a copy to:

Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170-5100 Attention: Lisa M. Buchanan Facsimile No: 504-582-8012

If to Parent and Seller, to:

Hughes Supply, Inc. 20 North Orange Avenue, Suite 200 Orlando, Florida 32802 Attention: Chief Financial Officer Facsimile: (407) 649-3018

With a copy to: General Counsel

11.7      Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws and not the choice of law rules of the State of Delaware. Each of Purchaser and Parent and Seller consents to the exclusive jurisdiction of the state courts and federal courts located in Orange County, Florida for the enforcement of the obligations evidenced by this Agreement and any dispute arising out of this Agreement, and expressly waives any defense based upon venue or forum non conveniens.

11.8      No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 7 hereof, the other indemnified parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

34.

11.9      Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

11.10      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

11.11      Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

35.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

           HUGHES SUPPLY, INC.                        SUPERIOR POOL PRODUCTS LLC
By:        /S/ J. STEPHEN ZEPF               By:      /S/MANUEL J. PEREZ DE LA MESA
           ____________________                       _______________________________
           J. Stephen Zepf                            Manuel J. Perez de la Mesa
           Chief Financial Officer                    Vice President

           ALLSTATE POOL SUPPLIES, INC.               SCP DISTRIBUTORS LLC
By:        /S/ J. STEPHEN ZEPF               By:      /S/ MANUEL J. PEREZ DE LA MESA
           ____________________________               _______________________________
           J. Stephen Zepf                            Manuel J. Perez de la Mesa
           Treasurer                                  President

           ALLSTATE POOL BUSINESS, LP                 SCP ACQUISITION CO. LLC
By:        Z&L ACQUISITION CORP.,            By:      SCP DISTRIBUTORS LLC,
           Its Sole General Partner                   Its Sole Member/Manager

By:        /S/ J. STEPHEN ZEPF               By:      /S/ MANUEL J. PEREZ DE LA MESA
           ____________________                       _______________________________
           J. Stephen Zepf                            Manuel J. Perez de la Mesa
           Treasurer                                  President

36.

Exhibit A-1

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale, Assignment and Assumption Agreement (“Bill of Sale”) dated as of January 26, 2001, is by and between Hughes Supply, Inc., a Florida corporation (“Parent”), Allstate Pool Supplies, Inc. a Delaware corporation and Allstate Pool Business, LP., a Delaware limited partnership (collectively, the “Seller”), on the one hand, and SCP Acquisition Co. LLC, a Delaware limited liability company (“Acquisition”), on the other hand. All terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement, dated January 19, 2001, by and among Parent, Seller and Acquisition (the “Purchase Agreement”). This Bill of Sale is being executed and delivered in order to effect the transfer of the Acquired Assets to, and the assumption of the Assumed Liabilities by, Acquisition, all as provided for in the Purchase Agreement.

A.      Bill of Sale and Assignment

     KNOW ALL MEN BY THESE PRESENTS, that Parent and Seller, for good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to the Purchase Agreement, do hereby sell, convey, assign, transfer and deliver to Acquisition the following described properties and assets, but excluding the Excluded Assets (collectively, the “Acquired Assets”) to the extent located at the premises listed on Schedule 1:

     The term “Acquired Assets” means all the business, properties, assets, goodwill and rights of Parent and Seller of whatever kind and nature, real or personal, tangible or intangible, wherever located and by whomever possessed, that are owned, leased or licensed by Parent or Seller on the Closing Date and used, held for use or intended to be used exclusively in the operation or conduct of the Business, including without limitation, the following:

(a)

all real property owned by Parent or Seller and listed in Schedule 3.4(a)(i), in each case together with Seller’s right, title and interest in all buildings, improvements and fixtures thereon, all other appurtenances thereto and related easements and rights of way (the “Owned Premises”);

(b)	all rights and interests of the Parent or Seller under the real property leases listed on Schedule 3.4(a)(ii)(the “Real Property Leases”);

(c)

all finished goods, supplies, parts, spare parts and other inventories of the Business that are undamaged, of merchantable quality and suitable for sale in the ordinary course of business, including without limitation those listed on Schedule 1.2(c) (collectively, the “Inventory”); provided, however, that any items of Excess Inventory may be retained by Seller as an Excluded Asset at its option;

(d)

all other tangible personal property and interests therein, including without limitation all machinery, equipment, furniture, furnishings and vehicles of the Business including without limitation those listed on Schedule 1.2(d)(the “Personal Property”);

(e)

all accounts receivable and notes receivable of the Business including without limitation those listed on Schedule 1.2(e) but excluding receivables of the Business that are in collection by Parent or Seller as of the Closing Date (the “Receivables”);

(f)

all service marks, trade names, business names, brand names, copyrights, designs, design registrations, and all rights to any of the foregoing used in the Business including without limitation those listed on Schedule 1.2(f)(the “Intellectual Property”);

(g)	all trade secrets, confidential information, know-how, procedures, market surveys and marketing know-how of the Business (the “Technology”);

(h)

all claims and rights of the Parent or Seller under all agreements, contracts, leases (other than Real Property Leases), subleases, licenses, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, to which Parent or Seller is a party or by which Parent or Seller is bound to the extent they relate exclusively to the Business, including without limitation those listed on Schedule 3.4(a)(iv)and Schedule 3.8(the “Contracts”);

(i)

all rights in and to products sold or leased (including products returned after the Closing and rights of rescission, replevin and reclamation) in the operation or conduct of the Business to the extent owned by Parent or Seller;

(j)	all credits, rebates or adjustments from suppliers, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items related to the Business;

(k)

all books of account, ledgers, general, financial, accounting and personnel records, files, invoices, customers’and suppliers’lists, other distribution lists, billing records, sales and promotional literature, manuals, customer and supplier correspondence of the Business (in all cases, in any form or medium) (the “Records”);

(l)

to the extent transferable, all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and similar rights obtained from governments and governmental agencies related to the Business and all data and records pertaining thereto including, without limitation, those listed on Schedule 3.14(the “Licenses and Permits”);

(m)

all claims, refunds, credits, causes of action, rights of recovery and rights of set-off of every kind and nature related to the Business other than those arising out of Excluded Assets or the Excluded Liabilities (as defined in Section 1.3 and 1.4(b), respectively);

(n)	all rights to receive and retain mail and other communications related to the Business; and

(o)	all goodwill generated by or associated with the Business and all other intangible property of the Parent or Seller associated with the Business.

     TO HAVE AND TO HOLD said Acquired Assets unto Acquisition, its successors and assigns, to and for Acquisition’s own use forever.

B.      Assumption of Liabilities by Acquisition

     1.      In consideration of the sale, conveyance, transfer, assignment and delivery of the Acquired Assets by Parent and Seller to Acquisition, Acquisition hereby assumes and agrees to pay, honor, perform and discharge in accordance with the terms thereof the following liabilities, but excluding the Excluded Liabilities (collectively, the “Assumed Liabilities”):

(i)

all of Parent’s or Seller’s payment and performance obligations under the Contracts, Real Property Leases and the Licenses and Permits (but in each case not including any liability or obligations for breaches thereof arising out of or related to events or occurrences prior to the Closing);

(ii)

all of Parent’s or Seller’s current accrued liabilities, to the extent that such items are properly recorded in accordance with GAAP as current liabilities on the Closing Net Asset Value Statement prepared by Seller and delivered to Purchaser in accordance with Section 1.5;

(iii)	the accounts payable of Parent or Seller listed on the Closing Net Asset Value Statement, including, without limitation, those listed on Schedule 1.4(a)(iii); and

(iv)

all other liabilities, obligations and commitments, whether known or unknown, express or implied, absolute, contingent or otherwise, arising out of the operation or conduct of the Business or Acquired Assets after the Closing.

     2.      The following liabilities and obligations relating to the Business and the Acquired Assets (the “Shared Liabilities”) shall be shared between Acquisition on the one hand, and Parent and Seller, on the other hand, as follows:

(i)

with respect to utility charges that relate to billing periods beginning before the Closing Date and ending after the Closing Date, the responsibility for payment shall be prorated between the parties on the basis of measured utility usage before and after the Closing Date (if meter or other measured service readings are made at or near such time) or otherwise on the basis of the proportional number of calendar days in the relevant billing period before and after the Closing Date, respectively;

(ii)

with respect to rentals or other amounts payable on the Real Property Leases and Contracts that relate to lease or contract periods beginning before and ending after the Closing Date, the responsibility for payment will be allocated between the parties on the basis of the proportional number of calendar days in the relevant lease period before and after the Closing Date, respectively; and

(iii)

with respect to ad valorem property, real estate and similar taxes for the applicable tax year, the responsibility for payment will be allocated between the parties on the basis of the proportional number of calendar days in the relevant tax year before and after the Closing Date, respectively.

     This Bill of Sale shall be governed by, interpreted, and enforced in accordance with Delaware law without the application of any conflicts of law provisions. The provisions of this Bill of Sale shall be binding upon and enure to the benefit of Parent and Seller and Acquisition and their respective successors and assigns.

     IN WITNESS WHEREOF, Parent, Seller and Acquisition have executed this Bill of Sale effective on the date first above written.

                                                       SELLER:

                                                       HUGHES SUPPLY, INC.

                                                       By:_____________________________
                                                          J. Stephen Zepf
                                                          Chief Financial Officer

                                                       ALLSTATE POOL SUPPLIES, INC.

                                                       By:____________________________
                                                          J. Stephen Zepf
                                                          Treasurer

                                                       ALLSTATE POOL BUSINESS, L.P.

                                                       By:Z&L ACQUISITION CORP.,
                                                          Its Sole General Partner

                                                       By:____________________________
                                                          J. Stephen Zepf
                                                          Treasurer

                                                       PURCHASER:

                                                       SCP ACQUISITION CO. LLC

                                                       By:____________________________
                                                          Manuel J. Perez de la Mesa
                                                          President

Schedule 1
(Acquisition Co.)

PREMISES

1.       925 S.E. 15th Ave., Cape Coral, FL
2.       816 South Main St., Gainesville, FL
3.       430 NW Enterprise Dr., Port St. Lucie, FL
4.       201 West Oxmoor Rd., Birmingham, AL
5.       1101 Putman Dr., Huntsville, AL
6.       4625 122nd Ave., Clearwater, FL
7.       8201 N.W. 56th St., Miami, FL
8.       13060 and  13070 S.W. 85th Ave., Miami, FL
9.       10335 Ironwood Rd., Palm Beach Gardens, FL
10.      5926 Goshen Springs Rd., Norcross, GA
11.      1352 Sadlier Circle W. Drive, Indianapolis, IN
12.      13070 Middletown Industrial Boulevard, Louisville, KY
13.      32620 Dequindre, Warren, MI
14.      100 Freeway Drive, Unit One, Blackwood, NJ
15.      11 Colonial Drive, Centennial Corporate Park, Piscataway, NJ
16.      2213-D Distribution Center Drive, Charlotte, NC
17.      9910 Charter Park Drive, West Chester, OH
18.      4132 Will Rogers Parkway, Suite 500 and Suite 800, Oklahoma City, OK
19.      449 East Suber Rd., Greer, SC
20.      6807 Pleasant Ridge Rd., Knoxville, TN
21.      3889 Raines Rd. East, Memphis, TN
22.      1931 Airline Drive, Suite D, Nashville, TN
23.      200-B Parker Drive, Suite 560, Austin, TX
24.      8788 Westpark Drive, Houston, TX
25.      10430 Gulfdale Rd., San Antonio, TX
26.      3384 Progress Ave., Naples, FL
27.      526 N. Parramore Ave., Orlando, FL
28.      3351 McLemore Drive, Pensacola, Fl
29.      1600 Old Okeechobee Rd., West Palm Beach, Fl
30.      1212 Woodmont Ave., N.E., Hartville, OH
31.      2300 Eldo Rd., Monroeville, PA

Exhibit A-2

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Bill of Sale, Assignment and Assumption Agreement (“Bill of Sale”) dated as of January 26, 2001, is by and between Hughes Supply, Inc, a Florida corporation (“Parent”), Allstate Pool Supplies, Inc. a Delaware corporation, and Allstate Pool Business, L.P. a Delaware limited partnership (collectively, the “Seller”), on the one hand, and Superior Pool Products LLC and SCP Distributors LLC, each a Delaware limited liability (collectively, “Purchaser”), on the other hand. All terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement, dated January 19, 2001, by and among Parent, Seller and Purchaser (the “Purchase Agreement”). This Bill of Sale is being executed and delivered in order to effect the transfer of the Acquired Assets to, and the assumption of the Assumed Liabilities by, Purchaser, all as provided for in the Purchase Agreement.

A.      Bill of Sale and Assignment

     KNOW ALL MEN BY THESE PRESENTS, that Parent and Seller, for good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to the Purchase Agreement, do hereby sell, convey, assign, transfer and deliver to Purchaser the following described properties and assets, but excluding the Excluded Assets (collectively, the “Acquired Assets”) to the extent located at the premises listed on Schedule 1:

(a)

all finished goods, supplies, parts, spare parts and other inventories of the Business that are undamaged, of merchantable quality and suitable for sale in the ordinary course of business, including without limitation those listed on Schedule 1.2(c)(collectively, the “Inventory”); provided, however, that any items of Excess Inventory may be retained by Seller as an Excluded Asset at its option;

(b)

all other tangible personal property and interests therein, including without limitation all machinery, equipment, furniture, furnishings and vehicles of the Business including without limitation those listed on Schedule 1.2(d)(the “Personal Property”);

(c)

all accounts receivable and notes receivable of the Business including without limitation those listed on Schedule 1.2(e)but excluding receivables of the Business that are in collection by Parent or Seller as of the Closing Date (the “Receivables”);

(d)

all service marks, trade names, business names, brand names, copyrights, designs, design registrations, and all rights to any of the foregoing used in the Business including without limitation those listed on Schedule 1.2(f)(the “Intellectual Property”);

(e)

all rights in and to products sold or leased (including products returned after the Closing and rights of rescission, replevin and reclamation) in the operation or conduct of the Business to the extent owned by Parent or Seller;

(f)	all credits, rebates or adjustments from suppliers, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items related to the Business;

(g)

all claims, refunds, credits, causes of action, rights of recovery and rights of set-off of every kind and nature related to the Business other than those arising out of Excluded Assets or the Excluded Liabilities (as defined in Section 1.3 and 1.4(b), respectively); and

(h)	all rights to receive and retain mail and other communications related to the Business.

     TO HAVE AND TO HOLD said Acquired Assets unto Purchaser, its successors and assigns, to and for Purchaser’s own use forever.

B.      Assumption of Liabilities by Distributors

     1.      In consideration of the sale, conveyance, transfer, assignment and delivery of the Acquired Assets by Parent and Seller to Purchaser, Purchaser hereby assumes and agrees to pay, honor, perform and discharge in accordance with the terms thereof the following liabilities, but excluding the Excluded Liabilities (collectively, the “Assumed Liabilities”):

(i)

all liabilities, obligations and commitments, whether known or unknown, express or implied, absolute, contingent or otherwise, arising out of the operation or conduct of the Business or Acquired Assets after the Closing.

     This Bill of Sale shall be governed by, interpreted, and enforced in accordance with Delaware law without the application of any conflicts of law provisions. The provisions of this Bill of Sale shall be binding upon and enure to the benefit of Parent and Seller and Purchaser and their respective successors and assigns.

     IN WITNESS WHEREOF, Parent, Seller and Purchaser have executed this Bill of Sale effective on the date first above written.

                                                       SELLER:

                                                       HUGHES SUPPLY, INC.

                                                       By:_________________________________
                                                          J. Stephen Zepf
                                                          Chief Financial Officer

                                                       ALLSTATE POOL SUPPLIES, INC.

                                                       By:_________________________________
                                                          J. Stephen Zepf
                                                          Treasurer

                                                       ALLSTATE POOL BUSINESS, L.P.

                                                       By:Z&L ACQUISITION CORP.,
                                                          Its Sole General Partner

                                                       By:_________________________________
                                                          J. Stephen Zepf
                                                          Treasurer

                                                       PURCHASER:

                                                       SUPERIOR POOL PRODUCTS LLC

                                                       By:_________________________________
                                                          Manuel J. Perez de la Mesa
                                                          Vice President

                                                       SCP DISTRIBUTORS LLC

                                                       By:_________________________________
                                                          Manuel J. Perez de la Mesa
                                                          President

Schedule I
(Superior and Distributor)

PREMISES

Hughes Non-Pool Branches

Daytona, FL
Jacksonville, FL
Sarasota, FL
Lakeland, FL
Brunswick, GA
Bradenton
Sebring
Tallahasee, FL
Ocala, FL
Ft. Myers (Building Materials), FL
Ft. Myers (Plumbing), FL

Exhibit B

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENTS

     This Assignment and Assumption of Lease Agreements (the “Agreement”) is hereby entered into effective as of January 26, 2001 (the “Effective Date”), by and between ALLSTATE POOL BUSINESS, L.P., a Delaware limited partnership (“Assignor”), and SCP ACQUISITION CO. LLC, a Delaware limited liability company (the “Assignee”), who covenant and agree as follows:

     1.      Assignor hereby assigns to Assignee, and Assignee hereby accepts, all of Assignor’s rights, privileges, benefits, liabilities and obligations under those certain real property leases described in Exhibit “A” attached hereto and made a part hereof (the “Leases”).

     2.      Assignee hereby assumes, in the same manner as if Assignee were identified as the “Tenant” or “Lessee” in the Leases, all of Assignor’s duties and obligations under the Leases that accrue from and after the Effective Date.

     3.      Assignee hereby agrees to indemnify, save, defend, insure and hold harmless Assignor from and against any and all claims, damages, lawsuits, costs, attorneys’ fees, liabilities and losses relating to or arising from any duties and obligations assumed by Assignee hereunder.

     4.      Assignor and Assignee covenant and agree that while this Agreement shall conclusively determine the allocation of rights and responsibilities with respect to the Leases as between Assignor and Assignee regardless of whether this Agreement is rejected or deemed void or an event of default by any third party, this Agreement is not intended to and shall not alter the allocation of rights and responsibilities with respect to the Leases as between Assignor and the landlords (and lessors) thereunder, except that such landlords (and lessors) shall have the right to also enforce the Leases against Assignee.

Witnesses:                                  ALLSTATE POOL BUSINESS, L.P.,
                                            a Delaware limited partnership

_____________________________               By: Z & L Acquisition Corp., a Delaware
Printed:_____________________                   corporation, its sole General Partner

_____________________________               By:________________________________________
Printed:_____________________               Printed:___________________________________
                                            Title:_____________________________________

                                            SCP ACQUISITION CO. LLC,
                                            a Delaware limited liability company

_____________________________               By:     SCP DISTRIBUTORS LLC, a
Printed:_____________________                       Delaware limited liability company,
                                                    its sole member manager
_____________________________
Printed:_____________________               By:_________________________________________
                                               Manuel J. Perez de la Mesa
                                               President

EXHIBIT “A”

     1.     That certain Lease Agreement by and between Shamrock Development, Inc., an Alabama corporation, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 201 West Oxmoor Road, Birmingham, Alabama, dated November 10, 1998.

     2.      That certain Lease Agreement by and between Donna L. Motter and Carol O’Neal, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 1101 Putman Drive, Huntsville, Alabama, dated December 30, 1998, as amended by that certain First Amendment to Lease dated January 31, 1999, and further amended by that certain Second Amendment to Lease dated June 15, 1999.

     3.      That certain Lease Agreement by and between Alvin L. Edelstein and Mikki B. Edelstein, husband and wife, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 4625 122nd Avenue, Clearwater, Florida, dated February __, 1997, as amended by that certain First Amendment to Lease dated March 11, 1997.

     4.     That certain Lease Agreement by and between the State of Florida Department of Transportation, as Lessor, and Hughes Supply, Inc., a Florida corporation, as Lessee, for part of Section 99002-2896, Parcel 100, Gainesville, Alachua County, Florida, dated March 11, 1991.

     5.      That certain Lease Agreement by and between CSX Transportation, Inc., successor to Seaboard Coast Line Railroad Company, as Lessor, and Hughes Supply, Inc., a Florida corporation, as Lessee, for 0.09 acres located in, Gainesville, Florida, dated January 20, 1977, as amended by that certain Supplemental Agreement dated December 12, 1979, and as further amended by that certain letter agreement dated October 1, 1984, and further amended by that certain letter agreement dated August 27, 1991, and further amended by that certain letter agreement dated March 30, 1998.

     6.     That certain Lease Agreement by and between Peter T. Austen, as Trustee of the First Amendment to the Peter T. Austen Third Amended and Restated Inter Vivos Trust, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 8201 N. W. 56th Street, Miami, Florida, dated June 23, 1999.

     7.      That certain Lease Agreement by and between Duncan Limited Partnership, a Florida limited partnership, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 13060 & 13070 S.W. 85th Avenue Road, Miami, Florida, dated January 26, 1999, as amended by that certain letter agreement dated October 30, 2000.

     8.     That certain Lease Agreement by and between the Estate of George F. Strauser, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 10335 Ironwood Road, Palm Beach Gardens, Florida, dated November 30, 1999.

     9.     That certain Commercial Lease Contract by and between Charles H. Wynn and S. D. Haney, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, and Lavista Associates, Inc., as Agent, for 5926 Goshen Springs Road, Norcross, Georgia, dated December 7, 1990, as amended by that certain First Amendment to Lease dated March 22, 1996.

     10.     That certain Lease Agreement by and between First Industrial, L.P., a Delaware limited partnership, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 1352 Sadlier Circle W. Drive, Indianapolis, Indiana, dated January 28, 1998.

     11.      That certain Lease Agreement by and between L & L Enterprises, a Kentucky general partnership, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 13070 Middletown Industrial Boulevard, Louisville, Kentucky, dated December 26, 1995, as amended by that certain letter agreement dated January 5, 1996, and further amended by Addendum #1 to Lease Agreement dated November 25, 1996.

     12.     That certain Lease Agreement by and between R&L Enterprises, a Michigan partnership, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 32620 Dequindre, Warren, Michigan, dated November 18, 1999.

     13.      That certain Indenture of Lease by and between Freeland Ltd Partnership, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 100 Freeway Drive, Unit One, Blackwood, New Jersey, dated January 20, 1998, as amended by that certain Confirmation of Extension of Lease dated October 19, 2000, together with that certain Agreement Relating to Sign by and between Freeland Limited Partnership, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, dated February 10, 1999.

     14.     That certain Lease Agreement by and between H. Harding Brown, David J. Frischman, Douglas Friedrich and Robert K. Brown, Substituted Co-Trustees under Trust Indenture dated the 25th day of June, 1968, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 11 Colonial Drive, Centennial Corporate Park, Piscataway, New Jersey, dated January 19, 2000.

     15.      That certain Lease Agreement by and between SCI North Carolina Limited Partnership, a Delaware limited partnership, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 2213-D Distribution Center Drive, Charlotte, North Carolina, dated January 15, 1998, as amended by that certain Lease Amendment dated April 22, 1998.

     16.      That certain Lease Agreement by and between Charter Park, L.L.C., an Ohio limited liability company, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 9910 Charter Park Drive, West Chester, Ohio, dated December 22, 1999, as amended by that certain Amendment to Lease, undated.

     17.      That certain Lease Agreement by and between Crow-Oklahoma #9, as Landlord, and Hughes Supply, Inc., a Florida corporation, as assigned by L&T of Delaware, Inc., a Delaware corporation, successor by merger to GPEC, Inc, a Texas corporation, successor in interest to Gulf Pool Equipment Company, as Tenant, for 4132 Will Rogers Parkway, Suite 500, Oklahoma City, Oklahoma, dated October 14, 1983, as amended by those certain Extension Agreements dated December 1, 1986, January 31, 1989, January 18, 1991, and October 15, 1993, and further amended by that certain First Amendment to Lease dated October 24, 1996, and further amended by that certain Second Amendment to Lease dated June 23, 1998.

     18.      That certain Lease Agreement by and between Crow-Oklahoma #9, as Landlord, and Hughes Supply, Inc., a Florida corporation, as assigned by L&T of Delaware, Inc., a Delaware corporation, successor by merger to GPEC, Inc, a Texas corporation, successor in interest to Gulf Pool Equipment Company, as Tenant, for 4132 Will Rogers Parkway, Suite 800, Oklahoma City, Oklahoma, dated May 15, 1997, as amended by that certain First Amendment to Lease dated June 23, 1998.

     19.      That certain Lease Agreement by and between Jerry Runion, as Landlord, and Hughes Supply, Inc., a Florida corporation, as Tenant, for 449 East Suber Road, Greer, South Carolina, dated September __, 1997, as amended by that certain letter agreement dated June 30, 2000.

     20.      That certain Lease Agreement by and between Richard C. Johnson and Judy L. Johnson, husband and wife, as Lessor, and Hughes Supply, Inc., a Florida corporation, as Lessee, for 6807 Pleasant Ridge Road, Knoxville, Tennessee, dated February 23, 1996, as amended by that certain letter agreement dated April 30, 1998, and as further amended by that certain letter agreement dated February 7, 2000.

     21.      That certain Lease Agreement by and between The Tomily Investment Group, Ltd., an Illinois limited partnership, as Lessor, and Hughes Supply, Inc., a Florida corporation, as Lessee, for 3889 Raines Road East, Memphis, Tennessee, dated November 14, 1996, as amended by that certain Amendment No. 1 to Lease dated May 16, 1997.

     22.      That certain Standard Commercial Lease by and between First Industrial, L.P., successor in interest to Metropolitan Life Insurance Company, as Lessor, and Hughes Supply, Inc., a Florida corporation, as Lessee, for 1931 Air Lane Drive, Suite D, Nashville, Tennessee dated November 21, 1996.

     23.      That certain Lease Agreement by and between ProLogis Trust, f/k/a Security Capital Industrial Trust, as Landlord, and Southwest Stainless, L.P., as assigned by L&T of Delaware, Inc., a Delaware corporation, successor by merger to GPEC, Inc, a Texas corporation, successor in interest to Gulf Pool Equipment Company, as Tenant, for 200-B Parker Drive, Suite 560, Austin, Texas, dated April 2, 1997.

     24.      That certain Lease Agreement by and between Houston Westpark-Westchase Associates, as Lessor, and Southwest Stainless, L.P., a Delaware limited partnership, as assigned by L&T of Delaware, Inc., a Delaware corporation, successor by merger to GPEC, Inc, a Texas corporation, successor in interest to Gulf Pool Equipment Company, as Lessee, for 8788 Westpark Drive, Houston, Texas, dated October 28, 1997, as amended by that certain letter agreement dated January 20, 1998, and further amended by that certain Lease Amendment dated February 6, 1998.

     25.      That certain Lease Agreement by and between John H. White, Dela Wright White, John H. White Jr., and Tuleta C. White, Lessors, and later assigned to John H. White, Jr., Individually and as Trustee and Tuleta C. White, Trustee, as Lessor, and Southwest Stainless, L.P., a Delaware limited partnership, as assigned by L&T of Delaware, Inc., a Delaware corporation, successor by merger to GPEC, Inc, a Texas corporation, successor in interest to Gulf Pool Equipment Company, as Lessee, for 10430 Gulfdale Road, San Antonio, Texas, dated November 24, 1987, as amended by that certain Addendum dated October 7, 1992, and further amended by that certain Addendum dated October 12, 1995, and further amended by that certain Addendum dated May 11, 1998.

Exhibit C

FORM OF NOTE AND SECURITY AGREEMENT

PROMISSORY NOTE

$25,000,000

January 26, 2001

FOR VALUE RECEIVED, the undersigned SCP Acquisition Co. LLC, a Delaware limited liability company (the “Maker”), does hereby covenant and promise to pay to the order of the ALLSTATE POOL SUPPLY, L.P., a Delaware limited partnership (together with any subsequent holder or holders of this Promissory Note, collectively the “Holder”), by wire transfer of immediately available funds to a bank account designated by the Holder in writing at least five (5) days prior to the date of any payment, or, in the absence of such designation by Holder, by cashier’s or other official bank check delivered to Holder at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, or at such other place as the Holder may designate to the Maker in writing from time to time, the principal sum of Twenty Five Million Dollars ($25,000,000), or so much thereof as may be advanced by the Holder to the Maker pursuant to that certain Asset Purchase Agreement dated January 26, 2001 (as the same may hereafter be amended, modified, supplemented, restated or replaced, the “Agreement”), among the Maker, the Holder, Allstate Pool Supply, Inc., a Delaware corporation, and Hughes Supply, Inc., a Florida corporation, together with interest on the amount of said principal sum from time to time unpaid from the date hereof at the interest rate of 7% per annum (the “Interest Rate”).

During the term of this Promissory Note, principal and interest on this Promissory Note shall be payable as follows:

(a)

INTEREST.Any amounts outstanding under this Promissory Note shall bear interest at the Interest Rate calculated on the basis of a 365 day year for actual days elapsed from the date hereof to the date of payment; provided, however, that from and after any principal or interest payment date upon which Maker fails to make the payment then due, interest shall accrue on the unpaid principal balance of this Promissory Note at the Default Interest Rate (as hereinafter defined). Such interest shall continue to accrue until the date of payment in full of all principal and accrued but unpaid interest of such defaulted payment, if applicable. Accrued interest only shall be payable monthly, on the first day of each month, commencing on March 1, 2001. The interest due on any date for payment under this Promissory Note shall be the interest to the extent accrued as of midnight on the last day immediately prior to that interest payment date.

(b)

PRINCIPAL. Principal on this Promissory Note shall be due and payable in four installments in accordance with the following schedule: (i) the first principal payment of One Million Dollars ($1,000,000) shall be due on August 1, 2001 (ii) the second principal payment of Eight Million Dollars ($8,000,000) shall be due on September 1, 2001, (iii) the third principal payment of Eight Million Dollars ($8,000,000) shall be due on October 1, 2001, and (iv) the final principal payment of Eight Million Dollars ($8,000,000) shall be due on the Maturity Date, November 1, 2001.

(c)	MATURITY DATE. On the Maturity Date the entire unpaid principal balance and all accrued and unpaid interest thereon shall become due and payable in full.

     All payments shall be applied first to accrued and unpaid interest due hereunder and the balance to principal.

     Principal and interest on this Promissory Note shall be payable and paid in U.S. Dollars. The Maker shall have the right to prepay all or any portion of the amounts due hereunder, at any time prior to maturity, without penalty or premium, but any such prepayment shall be applied first to the interest accrued hereunder.

     If principal or interest shall not be paid when due then, in that event, the Holder may, at its option, collect a late charge not to exceed five cents for each one dollar of each payment of principal or interest not paid on such date (in addition to any interest or principal which may also be due).

     Time is of the essence of this Promissory Note and, upon failure to pay any sum hereunder on the date such payment is due (each of which is referred to as a “Due Date”) the Maker shall pay all costs of collection of this Promissory Note, including but not limited to, reasonable legal fees and court costs, whether or not suit is brought and whether incurred at trial, retrial, in bankruptcy or on appeal. This Promissory Note and all sums due hereunder shall bear interest at the lower of (i) twelve percent (12%) (the “Default Interest Rate”) or (ii) the highest rate permitted by applicable law from time to time, from the Due Date until paid.

     In no event shall the amount of interest due and payable hereunder exceed the maximum rate of interest allowed by applicable law. In the event any such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be automatically credited against the unpaid principal balance hereunder as of the date paid and the Maker shall not be liable to pay any excess interest due or thereafter due upon this Promissory Note. It is the expressed intent hereof that the Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

     This Promissory Note is made pursuant to the Agreement. This Promissory Note is secured as set forth in the Security Agreement, dated as of the date hereof (the “Security Agreement”), between the Maker and the Holder, and reference should be made to the Security Agreement for description of the collateral provided for thereunder and the rights of the Maker and the Holder in respect of such collateral. This Promissory Note is also secured by Guaranty Agreements, dated as of the date hereof (the “Guaranty Agreements”), which shall be given by SCP Distributors, LLC, a Delaware limited liability corporation and Superior Pool Products, LLC, a Delaware limited liability corporation for the benefit of Holder.

     The occurrence of any of the following events shall constitute an event of default under this Promissory Note: (a) if the Maker fails to pay any amount due under this Promissory Note when the same becomes due; (b) if the Maker is liquidated or dissolved, or if the existence of the Maker is terminated or its authorization to transact business is terminated or suspended for any reason, except where such suspension or termination in any jurisdiction or jurisdictions would not, individually or in the aggregate, have a material adverse effect on the financial condition of the Maker; (c) if the Maker (i) makes an assignment for the benefit of creditors, or enters into an arrangement with creditors, or files a petition for relief under any chapter of the Federal Bankruptcy Code or files any insolvency, receivership or other proceeding for the relief of debtors under state law, or has filed against it any such petition under the Federal Bankruptcy Code or any such proceeding under state law which is not dismissed within thirty (30) days after the date filed, (ii) defaults in connection with any other indebtedness of $10,000,000 or more owed to another creditor, the effect of which default is to cause such creditor to accelerate the maturity of such obligation, or (iii) fails to pay or supersede pending appeal any money judgment or decree for $10,000,000 or more entered against it prior to the date any execution on such judgment or decree is or may be initiated under applicable law; or (d) a default under the terms of the Agreement; or (e) a default under the terms of the Security Agreement; or (f) delisting from the stock exchange where SCP Pool Corporation is currently listed without being relisted on another national stock exchange. Upon the occurrence of any one or more of the foregoing events of default, the Holder shall have the right, at its option, by written notice to the Maker describing the circumstances giving rise to such default, to declare the entire unpaid principal sum of this Promissory Note and all accrued and unpaid interest and other charges thereon to be, and thereupon the same shall become, due and payable immediately, without requirement of any further notice to or demand upon the Maker, but following the expiration of any cure periods addressed in this paragraph. In the event of a default under subparagraph (a) above the Maker shall have five (5) days to cure any such default, and for all other defaults the Maker shall be granted thirty (30) days to cure such default, all to the reasonable satisfaction of Holder.

     This Promissory Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor, and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Promissory Note, notwithstanding any extension or extensions of the time of or for the payment of said principal or interest, or any change or changes by way of release or surrender or substitution of any real property and other collateral or either, held as security for this Promissory Note, and waives all and every kind of notice of such extension or extensions, change or changes, and agree that the same may be made without the joinder of the Maker.

     The provisions of this Promissory Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Delaware. This Promissory Note is being executed by the Maker in Covington, Louisiana, and delivered by the Maker to the Holder in Wilmington, Delaware.

     WAIVER OF JURY TRIAL. THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVES ITS RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PROVISIONS OF THIS PROMISSORY NOTE.

     IN WITNESS WHEREOF, the Maker has executed this Promissory Note the date and year set forth above.

                              MAKER:

                              SCP Acquisition Co. LLC,
                              a Delaware limited liability company

                              By:   SCP Distributors LLC, a Delaware limited
                                    liability company, its sole member manager

                              By:   ________________________________
                                    Manuel J. Perez de la Mesa,
                                    President

SECURITY AGREEMENT

Between

SCP ACQUISITION CO. LLC

(the “Debtor”)

and

ALLSTATE POOL SUPPLY, L.P.

(the “Secured Creditor”)

As of January 26, 2001

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) made and entered into as of the 26th day of January, 2001 by SCP ACQUISITION CO. LLC, a Delaware limited liability corporation (the “Debtor”), and ALLSTATE POOL SUPPLY, L.P., a Delaware limited partnership (the “Secured Creditor”)

W I T N E S S E T H:

     WHEREAS, the Debtor has issued to Secured Creditor its promissory note in the aggregate principal amount of Twenty Five Million Dollars ($25,000,000) (as defined herein, the “Note”) in order for Secured Creditor to advance or loan to it certain money or to otherwise become a creditor of and/or extend financial accommodations to it as hereinafter set forth and the Secured Creditor is unwilling to do so unless and until the Debtor has granted to the Secured Creditor an enforceable and perfected security interest in certain collateral as hereinafter set forth;

     NOW, THEREFORE, the Debtor agrees with the Secured Creditor as follows:

1.	DEFINITIONS. As used in this Security Agreement, the following terms and conditions shall have the meanings set forth below:

     “Account” shall mean (i) the right to payment for goods sold or leased or for services rendered, and (ii) any Credit Device Account, which, in either case, is not evidenced by an instrument or chattel paper and, in either case, whether or not it has been earned by performance.

     “Account Debtor” shall mean any person who is obligated on an Account or Receivable.

     “Collateral” shall mean the goods and other property described in Section 3 of this Agreement.

     “Credit Device Account” shall mean the right to payment for money due or to become due under any agreement or plan relating to a credit card, charge card or similar system pursuant to which access is provided by a card, check, identification code or other means of identification or access contemplated by such agreement or plan.

     “Inventory” shall mean all of the Debtor’s (a) inventory, including (i) all goods held by the Debtor for sale or lease or to be furnished under contracts of service, (ii) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacturing, processing, packing, shipping, advertising, selling, leasing or furnishing of such inventory or otherwise used or consumed in the Debtor’s business, (iii) all work in process, (iv) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable document and (v) returned or repossessed merchandise, and (b) all documents evidencing and general intangibles relating to any of the foregoing, in each case whether now or hereafter existing or now owned or hereafter acquired by the Debtor and wherever located and whether or not the same is subject to Article 9 of the UCC or constitutes Inventory by reason of any one or more than one of the preceding clauses.

     “Liabilities” shall mean all monies (in addition to principal and interest) due or to become due the Secured Creditor from the Debtor including, but not limited to, all costs and expenses including attorney’s fees which the Secured Creditor is entitled or permitted for any reason whatsoever to recover under this Security Agreement and the Note. As used herein and elsewhere in this Security Agreement, costs and expenses, including legal fees, shall include costs and expenses incurred by the Secured Creditor in proceeding against the Collateral or against the Debtor and shall include costs and expenses, including legal fees, which the Secured Creditor may incur or become liable for as a result of enforcing any of its rights and privileges under this Security Agreement, whether in any initial suit or an appeal therefrom.

     “Note” shall mean that certain Promissory Note, dated as of the date hereof, in the aggregate principal amount of Twenty Five Million Dollars ($25,000,000) by the Debtor to the Secured Creditor.

     “Permitted Encumbrances” shall mean those encumbrances, liens or security interests set forth in Exhibit “A” attached hereto.

     “Places of Business” shall mean any location at which either the Debtor or any Subsidiary conducts its business, including, but not limiting to, the storage of Inventory, all of which are set forth in Exhibit “B” attached hereto.

     “Proceeds” shall mean all cash and non-cash proceeds received upon the sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to Collateral; provided, however, that nothing in this definition shall in and of itself be construed to grant the Debtor any authority whatsoever to sell or otherwise dispose of the Collateral.

     “Receivables” shall mean the Debtor’s rights (i) to payment for goods sold or leased or services performed by the Debtor, including, but not limited to, rights evidenced by an Account, note, contract, security, instrument, chattel paper, or other evidence of indebtedness and (ii) in, to and under any and all security therefor, including, but not limited to, the Debtor’s rights under any applicable guarantee or security agreement, and whether now or hereafter existing or now owned or hereafter acquired by the Debtor and whether or not the same is subject to Article 9 of the Uniform Commercial Code or constitutes a Receivable by reason of any one or more than one of the preceding clauses.

     “Subsidiary” shall mean any other corporation whose assets and income are includable in the financial statements of the Debtor in accordance with GAAP, and shall include subsidiaries of a subsidiary.

     “UCC” shall mean the Florida Uniform Commercial Code as set forth in Chapters 671 through 680, Florida Statutes, as the same may be amended from time to time.

2.	COLLATERAL.As used in this Security Agreement, the term "Collateral" shall mean and include any and all of the following:

(a)	all Inventory;

(b)	all Receivables;

(c)

all of the Debtor's right, title and interest in all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Debtor or in which it has an interest) which at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(d)

all of the right, title and interest of the Debtor, in and to all goods and other property, whether or not delivered, (i) the sale, lease or furnishing of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, but not limited to, all of the Debtor’s rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation with respect to such goods and other property;

(e)	all documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments, in each case evidencing or pertaining to any and all items of Collateral; and

(f)

all products and proceeds of such Collateral in whatever form, including, but not limited to, all claims to items referred to in the definition of Collateral and all claims of the Debtor against third parties for (i) loss, destruction or infringement of, damage to, and (ii) payments due or to become due under leases, rentals and hires of, any or all of the Collateral.

3.

GRANT OF SECURITY INTEREST.To secure the payment of all Liabilities to the Secured Creditor, the Debtor does hereby grant to the Secured Creditor a first priority purchase money security interest in each and all of the Collateral.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS.The Debtor does hereby represent and warrant to and covenant with the Secured Creditor as follows:

(a)

That the Debtor is the absolute owner of the Collateral free and clear of all mortgages, deeds of trust, pledges, liens, conditional sales agreements, leases, lease-purchase agreements, security interests, restrictions, encumbrances, and options and security interests (collectively, the “Encumbrances”) whatsoever except for (i) the security interest granted the Secured Creditor by this Security Agreement and (ii) the Permitted Encumbrances.

(b)	That the Collateral will be used solely for business purposes.

(c)

That, except in connection with the sale of the Collateral in the ordinary course of business, the Collateral will be kept at the Places of Business and the Debtor shall not remove the Collateral from said location(s) without prior written notice to the Secured Creditor.

(d)	That the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

(e)

That by virtue of this Security Agreement and the perfection of said security interest in accordance with the provisions of Section 7 hereof, the Secured Creditor has a valid, enforceable, perfected and first priority purchase money security interest in the Collateral, subject only to the Permitted Encumbrances.

(f)

That except for the Permitted Encumbrances, as they presently exist as of the date of this Security Agreement, the Debtor has not and shall not grant to any person other than the Secured Creditor a security interest or any other interest or claim in the Collateral.

(g)

That except for financing statements to perfect the Permitted Encumbrances as filed as of the date of this Security Agreement, there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Secured Creditor as a secured party covering any or all of the Collateral.

(h)

That the Debtor will not permit any Encumbrances other than (i) the Permitted Encumbrances and (ii) the Secured Creditor’s security interest, to attach to any of the Collateral, permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement, or permit the Collateral to be or to become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral, and any part thereof, whether affixed to any realty or not, shall be and remain personal property), or to become an accession to other goods or property.

(i)

That the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Secured Creditor provided, however, that as long as the Debtor is not in default under this Security Agreement, it may sell its Inventory in the normal and ordinary course of its business.

(j)

That the Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute or ordinance and the Debtor shall further comply with all statutes, regulations and ordinances applicable to the use or its ownership of the Collateral and to its business, except where any such violation and/or non-compliance would not, individually or in the aggregate, have a material adverse effect on the financial condition of the Debtor.

(k)

That the Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any note or notes or other writing evidencing the Liabilities, or any of them, except taxes and assessments contested in good faith and for which appropriate reserves are maintained in accordance with generally accepted accounting principles.

(l)

That during the term of this Security Agreement, the Debtor shall cause to be maintained on the Collateral insurance in an amount at least equal to the amount of the Liabilities and shall cause the Secured Creditor to be noted as a loss payee on said policies. At the request of the Secured Creditor, the Debtor shall promptly deliver to the Secured Creditor said policies of insurance along with certificates reflecting the Secured Creditor as a loss payee and providing for not less than thirty (30) days notice to the Secured Creditor prior to expiration or cancellation of same, and the Secured Creditor shall be entitled to retain in its possession said policies or certificates.

(m)

That at its option, after the occurrence and during the continuance of an event of default under Section 5(a) below, the Secured Creditor may discharge taxes, liens or security interests or encumbrances at any time levied upon or placed on the Collateral, including, but not limited to, any Permitted Encumbrances, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral provided, however, the Secured Creditor shall be under no duty or obligation to do so. The Debtor agrees to immediately reimburse the Secured Creditor on demand for any such payments made or any expenses incurred by the Secured Creditor together with interest at the highest rate permitted by law, pursuant to the foregoing authorization.

(n)

That the Debtor’s principal place of business is the address specified in Section 22 below and it will promptly give the Secured Creditor written notice of any change, provided, however, that said principal place of business may not be removed from the County where the Debtor is now located without prior written notice to the Secured Creditor. The Debtor further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at the above address. Upon the occurrence and during the continuance of an event of default under Section 5(a) below, the Secured Creditor shall have the right at all times to review, examine and make abstracts from said business records.

(o)	That the Secured Creditor shall have the right at all times to inspect and examine the Collateral and to make schedules and listings thereof.

(p)

That the Debtor shall not be dissolved without the prior written consent of the Secured Creditor or be consolidated or merged with any other entity without prior written notice to the Secured Creditor nor shall the Debtor transfer (other than in the ordinary course of its business as permitted herein) a substantial part of its assets.

(q)	That the Debtor will immediately notify the Secured Creditor if the Debtor suffers or experiences any material adverse financial change.

(r)

That the Debtor will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as may be necessary to keep and maintain the Collateral in good condition and repair.

(s)

That the Debtor, at the request of the Secured Creditor, shall furnish to the Secured Creditor such financial statements of and financial information relating to the Debtor and its business and the Collateral, as the Secured Creditor may request and in such form as the Secured Creditor may request from time to time.

(t)	That the Debtor shall at all times pay and keep current all material indebtedness and shall not default thereunder, but shall not make any prepayments thereunder.

All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Debtor throughout the term hereof.

5.	DEFAULT.The occurrence of one or more of the following events shall constitute a default in this Security Agreement:

(a)	The failure or omission of the Debtor to pay when due any Liability, including but not limited to, the failure to pay when due any payment of interest and/or principal under the Note.

(b)	The failure of either the Debtor to keep, observe or perform any term or condition of this Security Agreement required hereunder to be kept, observed or performed by the Debtor.

(c)

The failure of the Debtor to keep, observe or perform any term or condition of any credit document, including the Note and this Security Agreement, evidencing or relating to the Liabilities required thereunder to be kept, observed or performed by the Debtor.

(d)	The making or furnishing by the Debtor to the Secured Creditor of any representation, warranty or covenant in connection with this Security Agreement which is false.

(e)	The making of an assignment by the Debtor for the benefit of its creditors.

(f)

The commencement of proceedings in bankruptcy for reorganization of the Debtor or for the adjustment of any of its debts under the Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of debtors.

(g)

The appointment of a receiver or trustee for the Debtor or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Debtor.

(h)	The Debtor becomes insolvent or unable to pay debts as they mature.

A default under this Security Agreement shall constitute a default under the terms and conditions of the Note executed by the Debtor in favor of the Secured Creditor and other agreements then existing and which evidence in any way any Liability to the Secured Creditor including, but not limited to, any other agreement between the Debtor and the Secured Creditor. In the event of a default under subparagraph (a) above the Debtor shall have five (5) days to cure any such default, and for all other defaults the Debtor shall be granted thirty (30) days to cure such default, all to the reasonable satisfaction of the Secured Creditor. All such defaults must be described in a notice to the Debtor by the Secured Creditor which notice must also provide in reasonable detail the circumstances giving rise thereto.

6.

RIGHTS UPON DEFAULT.Upon the occurrence of any default under this Security Agreement and the expiration of any applicable cure period, the Secured Creditor shall have and may exercise any or all of the following rights:

(a)

To declare the Liabilities, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Liabilities shall from and thereafter bear interest at the Default Interest Rate (as defined in the Note).

(b)	To exercise from time to time any and all rights and remedies of a secured party under the UCC and any and all rights and remedies available to it under any other applicable law.

(c)

To request the Debtor to assemble at its expense the Collateral and make it available to the Secured Creditor at a convenient place acceptable to the Secured Creditor and, upon the making of said request, the Debtor shall promptly comply with said request.

(d)	To give notice to and make demand upon all Account Debtors to make payments directly to the Secured Creditor on all Receivables.

(e)

To seize and take possession of the Collateral and dispose of same under the UCC and, in such case, if any notice is required under applicable law the giving of five (5) days written notice to the Debtor at its address set forth herein shall constitute reasonable notice to the Debtor provided, however, the Secured Creditor shall not by virtue of this Security Agreement be obligated to give any such notice to the Debtor. If the Debtor wishes to change its address at which said notice is to be given, the burden shall be upon the Debtor to so notify the Secured Creditor in writing and unless or until said notice is given, all notices sent to the Debtor at the address set forth herein shall be effective and valid notice to the Debtor. In the event of default, the Debtor expressly authorizes the Secured Creditor to enter upon all property owned by the Debtor for the purpose of taking into custody and seizing any and all of the Collateral.

(f)

To immediately offset against the Liabilities all other monies due or to become due the Debtor from the Secured Creditor, whether said monies are due or are to become due under this Security Agreement, or any other relationship whatsoever between the Debtor and the Secured Creditor.

All proceeds resulting from the disposition of any of the Collateral or the exercise by the Secured Creditor of any of its rights under this Security Agreement shall be applied without any marshalling of assets first to the expenses of retaking and preparing the Collateral for sale including expenses of sale, next to other costs and attorneys’ fees incurred by the Secured Creditor in exercising its rights under this Security Agreement, next to the payment of interest and/or principal due on the Liabilities, as the Secured Creditor may determine, and finally to any other moneys due the Secured Creditor from the Debtor. Should any deficiency result after disposition of the Collateral, the Debtor shall remain liable for any deficiency.

7.

PERFECTION. In order to perfect the security interest in the Collateral granted to the Secured Creditor by the Debtor hereunder, the Debtor agrees to execute and deliver to the Secured Creditor any and all documents which are, in the opinion of the Secured Creditor or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 financing statements to be filed with the Delaware Secretary of State and with the appropriate filing officer in such other jurisdictions where any of the Collateral is or may be located.

The Debtor further authorizes the Secured Creditor to file, in jurisdictions where this authorization will be given effect, financing statements signed only by the Secured Creditor describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Secured Creditor, the Debtor will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Secured Creditor) and do such other acts and things, all as the Secured Creditor may reasonably request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever except for the Permitted Encumbrances) to secure payment of the Liabilities including, without limitation, the deposit with the Secured Creditor of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Secured Creditor, this Security Agreement executed by the Debtor, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

The Debtor shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

8.

OTHER DOCUMENTS. During the term of this Security Agreement, the Debtor agrees to execute any and all other documents which are, in the opinion of the Secured Creditor or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid and enforceable security interest in the Collateral to the Secured Creditor.

9.

NOTICE. All notices under this Security Agreement shall be in writing and along with all other documents permitted or required to be given under this Security Agreement shall be deemed to have been given, (i) in the case of delivery, when delivered to the address set forth in Section 22 below and addressed to the party involved, (ii) in the case of mailing, on the third (3rd) business day after said document has been deposited in the United States Mails, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in Section 22 below, and (iii) in all other cases when the same has been actually received by the other party. Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein. In the event the Secured Creditor is a corporation, all notices sent to the Secured Creditor shall not be deemed to have been given unless they are given or sent to the attention of the Treasurer or Secretary of the Secured Creditor.

10.

POWER OF ATTORNEY. The Debtor does hereby appoint the Secured Creditor as its attorney-in-fact to execute any and all documents which the Debtor is required to execute under the Security Agreement including, but not limited to, all financing statements and other documents which the Debtor is obligated to execute and deliver under the provisions of Section 8 hereof, and the Debtor further appoints the Secured Creditor as its attorney-in-fact to endorse in the Debtor’s name all checks, drafts and other instruments representing or constituting payments made on the Collateral in which are made or delivered to the Secured Creditor in accordance with this Security Agreement; provided, however, that the Secured Creditor shall not be authorized to, and hereby agrees to refrain from, exercising the power of attorney granted herein except upon the occurrence and during the continuance of an event of default under Section 5(a) above. The power of attorney granted herein shall be irrevocable and be deemed coupled with an interest.

11.

TERM. This Security Agreement and the rights and privileges granted hereunder to the Secured Creditor shall continue and remain in full force and effect until all Liabilities have been paid in full to the Secured Creditor. At such time, this Security Agreement shall be marked “Cancelled”and returned to the Debtor and the Secured Creditor shall further execute a termination statement in regard to any financing statement that solely relates to the Collateral.

12.	TIME. Time is of the essence for the purposes of this Security Agreement.

13.

WAIVER. No waiver by the Secured Creditor of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Creditor of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy. The Debtor further waives all notices whatsoever that the Debtor may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

14.

MISCELLANEOUS. The provisions of this Security Agreement are cumulative and are in addition to the provisions of any note secured by this Security Agreement and the Secured Creditor shall have all the benefits, rights and remedies on any note secured hereby. If more than one party shall execute this Security Agreement, the term “Debtor”will mean all parties signing this Security Agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include masculine and feminine. All rights of Secured Creditor hereunder shall inure to the benefits of its successors and assigns and all duties of benefits of its successors and assigns and all duties of obligations of the Debtor hereunder shall bind the heirs, executors, administrators, successors and assigns of the Debtor.

15.	GOVERNING LAW. This Security Agreement has been delivered in the State of Delaware and shall be construed in accordance with and governed by the laws of the State of Delaware.

16.

SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement provided, however, if such invalidity adversely affects the substantial rights of the Secured Creditor under this Security Agreement, all the Liability shall immediately become due and payable in full.

17.

DOCUMENTARY STAMPS. The Debtor shall pay all documentary stamps, intangible tax, as well as all other taxes and penalties due on any notes evidencing any of the Liabilities and the Debtor further agrees to indemnify and hold Secured Creditor harmless from and against any and all such documentary stamps, intangible taxes and penalties.

18.

NO THIRD PARTY BENEFICIARIES. It is the intent and understanding of the Debtor and the Secured Creditor that this Security Agreement is solely for their benefit and, accordingly, no party other than the Debtor and the Secured Creditor shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

19.

COSTS AND ATTORNEYS FEES. In the event of any default under this Security Agreement, the Debtor shall promptly pay to the Secured Creditor all such costs and expenses, including attorney’s fees. All costs and expenses incurred by the Secured Creditor in connection with the exercise of any of its rights hereunder, including attorney’s fees, shall further be deemed to be within the term “Liability”and secured by the Collateral. As used in this Security Agreement, costs and attorney’s fees, shall mean reasonable costs and attorney’s fees incurred in any suit, including any appeal therefrom.

20.

COMPLETE AGREEMENT. This Security Agreement constitutes the complete agreement between the parties in regard to the matters set forth herein and this Security Agreement may not be altered, amended or otherwise modified except by a writing signed by the person to be charged by said alteration, amendment or modification. This requirement that this Security Agreement may not be altered, amended or modified except by a writing, may not itself be waived except by a writing.

21.

WAIVER OF JURY TRIAL. THE DEBTOR AND THE SECURED CREDITOR HEREBY EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS SECURITY AGREEMENT, THE NOTE, OR ANY OTHER CREDIT DOCUMENTS EXECUTED IN CONJUNCTION WITH THE NOTE.

22.

NOTICE. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only upon of delivery by: (a) personal delivery to the designated individual; (b) certified or registered mail, postage prepaid, return receipt requested; (c) a nationally recognized overnight courier service with confirmation of receipt; or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

         If to Debtor, to:

                  SCP Pool Corporation
                  109 Northpark Boulevard,
                  4th  Floor
                  Covington, Louisiana 70433-5001
                  Attention:  President
                  Facsimile:  504-892-1657

         With a copy to:

                  Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                  201 St. Charles Avenue, 51st Floor
                  New Orleans, Louisiana  70170-5100
                  Attention:  Lisa M. Buchanan
                  Facsimile No: 504-582-8012

         If to Secured Creditor, to:

                  c/o Hughes Supply, Inc.
                  20 North Orange Avenue, Suite 200
                  Orlando, Florida 32802
                  Attention: Chief Financial Officer
                  Facsimile:  (407) 649-3018

With a copy to: General Counsel

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

                                         SCP Acquisition Co. LLC,
                                         a Delaware limited liability company

                                         By:      SCP Distributors LLC, a Delaware limited
                                                  liability company, its sole member manager

                                         By:      ________________________________
                                                  Manuel J. Perez de la Mesa,
                                                  President

EXHIBIT A

DESCRIPTION OF PERMITTED ENCUMBRANCES

     A second security interest, inferior to the Secured Creditor’s first priority purchase money security interest granted hereunder, may be recorded in favor of LaSalle Bank National Association, as Lender and Agent.

EXHIBIT B

PLACES OF BUSINESS

See Attached Exhibits for places of business

Exhibit D

FORM OF GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this “Agreement”) dated as of January 26, 2001, is made by _________________, a Delaware limited liability company (“Guarantor”), in favor of ALLSTATE POOL SUPPLIES, INC., a Delaware corporation (“Allstate”), and ALLSTATE POOL BUSINESS, L.P., a Delaware limited partnership (together with Allstate, the “Seller”).

RECITALS

     A.      Pursuant to that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) among _____________, a Delaware limited liability company (“________”), the Guarantor, and SCP Acquisition Co. LLC, a Delaware limited liability company (the “Borrower”, and, together with _________ and the Guarantor, the “Purchaser”), as purchasers, and the Seller, as seller, the Seller has agreed to sell certain assets of Seller to Purchaser, and Purchaser has agreed to purchase such assets from Seller, all on the terms and conditions set forth therein;

     B.      The Borrower has executed and delivered to Seller a promissory note dated as of the date hereof and payable to the order of Seller (the “Note”) in partial payment of the purchase price under the Purchase Agreement, and, in order to secure its obligations under the Note, the Borrower has also executed and delivered to the Seller that certain Security Agreement dated as of the date hereof in favor of the Seller;

     C.     The Borrower is [a wholly-owned subsidiary/an affiliate of] of Guarantor;

     D.      In consideration of the direct and indirect benefits that Guarantor expects to derive from the transactions contemplated under the Purchase Agreement, and in order to induce the Seller to enter into the Purchase Agreement, Guarantor is willing to guarantee the obligations of the Borrower under the Note and the Security Agreement; and

     E.      The Seller has required, as a condition to entering into the Purchase Agreement, the execution of this Agreement by Guarantor.

     NOW, THEREFORE, for and in consideration of inducing the Seller to enter into the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees with the Seller as follows:

     Section 1.      Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Seller the full and punctual payment, performance, and satisfaction of all present and future amounts, loans, extensions of credit, liabilities and all other obligations of the Borrower to the Seller under or pursuant to the Note and/or the Security Agreement, whether said amounts, liabilities or obligations are liquidated or unliquidated, secured or unsecured, contingent or otherwise, whether now existing or hereafter arising, in principal, interest, deferral and delinquency charges, prepayment premiums (if any), costs and attorneys’ fees, as therein stipulated, and under and pursuant to all amendments, supplements, renewals and restatements to any of the aforedescribed documents (individually and collectively, the “Indebtedness”). Payments made on the Indebtedness will not discharge or diminish the obligations and liability of Guarantor under this Agreement for any remaining and succeeding Indebtedness. The guarantee provided for in this Agreement is an absolute, unconditional, irrevocable continuing guarantee of payment and not of collectability and is in no way conditioned upon or limited by: (a) any attempt to collect from the Borrower; (b) any attempt to collect from, or the exercise of any rights and remedies against, any person or entity other than the Borrower who may at any time now or hereafter be primarily or secondarily liable for any or all of the Indebtedness; (c) or any resort or recourse to or against any security or collateral now or hereafter pledged, assigned, or granted to the Seller by any person or entity under the provisions of any instrument or agreement (including, without limitation, the Security Agreement) or otherwise assigned or conveyed to it. If the Borrower fails to pay any Indebtedness for which it is liable, when and as the same shall become due and payable (whether by acceleration, declaration, extension or otherwise), Guarantor shall within 10 days after demand pay the same to the Seller, in immediately available funds, in lawful money of the United States of America, at its address specified in or pursuant to Section 9 of this Agreement.

     Section 2.      Solidary Obligation. Guarantor hereby binds and obligates itself and its successors and assigns in solido with the Borrower for the full and punctual payment and performance of the Indebtedness of the Borrower precisely as if the same had been contracted and were due and owing directly by Guarantor. It is agreed and understood that Guarantor shall be bound by all the provisions of this Agreement and for the payment and performance of the Indebtedness.

     Section 3.      Obligations Absolute. The indebtedness, liabilities and obligations of Guarantor under this Agreement: (a) are primary, solidary obligations of Guarantor; (b) are continuing, irrevocable, absolute, and unconditional; (c) are independent of any other guaranty or guaranties at any time in effect with respect to all or any part of the Indebtedness; and (d) may be enforced regardless of the existence of such other guaranty or guaranties. The indebtedness, liabilities and obligations of Guarantor under this Agreement shall not be affected, impaired, lessened, modified, waived or released by the invalidity or unenforceability of the Note and/or the Security Agreement or by the bankruptcy, reorganization, dissolution, liquidation or similar proceedings affecting the Borrower or the sale or other disposition of all or substantially all of the assets of the Borrower. Guarantor hereby solidarily consents that at any time, and from time to time, the Seller may, without in any manner affecting, impairing, lessening, modifying, waiving or releasing any or all of the indebtedness, liabilities and obligations of Guarantor under this Agreement, and whether or not any of the following actions shall modify or affect the rights of Guarantor as to subrogation, reimbursement or indemnity against any other parties, do any one or more of the following, all without notice to, or further consent of, Guarantor:

(a)	renew, extend or otherwise change the time or terms for payment of the principal of, or interest on, any of the Indebtedness or any renewals or extensions thereof;

(b)	extend or change the time or terms for performance of any other obligations, covenants or agreements under the Note and/or the Security Agreement of the Borrower;

(c)	amend, compromise, release, terminate, waive, surrender, or otherwise deal with in any manner satisfactory to the Seller:

(i)	any or all of the provisions of the Note and/or the Security Agreement,

(ii)	any or all of the Indebtedness, or

(iii)

any or all of the indebtedness, liabilities and obligations of the Borrower under the Note and/or the Security Agreement (without remission of any part of the Indebtedness) or any or all property or other security given at any time as collateral by the Borrower or any other person or entity, without affecting, impairing, lessening or releasing any or all of the indebtedness, liabilities and obligations of Guarantor under this Agreement;

(d)	sell, assign, collect, substitute, exchange or release any or all property or other security now or hereafter serving as collateral for any or all of the Indebtedness;

(e)	receive additional property or other security as collateral for any or all of the Indebtedness;

(f)

fail or delay to enforce, assert or exercise any right, power, privilege or remedy conferred upon the Seller under the provisions of any of the Note and/or the Security Agreement or under applicable laws;

(g)	grant consents or indulgences or take action or omit to take action under, or in respect of, the Note and/or the Security Agreement; and

(h)	discharge or release any party, including, but not limited to the Borrower, who is or may be liable for any of the Indebtedness.

     Section 4.      Waivers by Guarantor. Guarantor unconditionally waives, to the extent permitted by applicable law: (a) notice of the execution and delivery of the Note and the Security Agreement; (b) notice of the Seller’s acceptance of and reliance on this Agreement or of the creation of any of the Indebtedness; (c) except as required by the final sentence of Section 1, presentment, demand, dishonor, protest, notice of non-payment and notice of dishonor of the Indebtedness, and any property or other security serving at any time as collateral under the Security Agreement; and (d) all notices required by statute.

     Section 5.      Representations and Warranties. Guarantor represents and warrants to the Seller that:

(a)

Guarantor is a limited liability company duly and properly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

(b)

Guarantor has the power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Guarantor of this Agreement and the performance of its obligations hereunder have been duly authorized by proper limited liability company proceedings;

(c)

the execution and delivery of this Agreement do not require any consents of any other person or entity and will not result in any violation of, or be in conflict with, or constitute a default under any mortgage, indenture, deed of trust, security agreement, lease, contract, agreement, instrument, obligation, judgment, decree, order, statute, regulation, or rule applicable to Guarantor; and

(d)	Guarantor has examined or has had an opportunity to examine each of the Note and the Security Agreement executed and delivered on the date hereof.

     Section 6.      Subrogation. Until such time as the Indebtedness has been paid and performed in full and the provisions of this Agreement are no longer in effect, Guarantor shall not exercise any right to subrogation, reimbursement or contribution against the Borrower resulting from the payment of Indebtedness nor any right to subrogation, reimbursement and indemnity against any property or other security serving at any time as collateral for any or all of the Indebtedness resulting from the payment of Indebtedness, all of which rights of subrogation, reimbursement, contribution and indemnity Guarantor subordinates to the full and punctual payment and performance of the Indebtedness. Notwithstanding any provision of this Agreement to the contrary, if Guarantor is or becomes at any time an “insider” as defined from time to time in the Federal Bankruptcy Code with respect to the Borrower or any affiliate thereof, then Guarantor irrevocably and unconditionally agrees not to seek or obtain, and shall have no rights of, subrogation, reimbursement, contribution, indemnification or any similar rights against the Borrower or any affiliate thereof with respect to this Agreement, whether such rights arise by an express or implied contract or by operation of law, until the thirteen (13) month anniversary date following the full payment and performance of the Indebtedness, it being the intention of the parties that Guarantor shall not be deemed to be a “creditor” as defined in the Federal Bankruptcy Code of the Borrower or any affiliate thereof by reason of the existence of this Agreement if the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. Guarantor agrees not to execute any indemnity, contribution or other agreement of any kind which establishes in favor of the Borrower or any affiliate thereof any rights waived by the preceding sentence so long as any of the Indebtedness remains outstanding or thereafter until the thirteen (13) month anniversary date following the full payment and performance of the Indebtedness.

     Section 7.      Remedies. Upon the failure in the payment or performance of any of the Indebtedness when due (whether by acceleration or otherwise) the Seller may institute a judicial proceeding for the collection of the sums or the performance of the Indebtedness so due and unpaid or unperformed, and may prosecute such proceeding to judgment for final decree, and may enforce the same against Guarantor and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Guarantor, wherever situated. In the event of such a failure, the Seller shall have the right to proceed first and directly against Guarantor under this Agreement without proceeding against the Borrower or any other person or entity, without exhausting any other remedies which it may have and without resorting to any other security held by the Seller.

     Section 8.      Enforcement Expenses. Guarantor hereby agrees to indemnify and hold harmless the Seller against any loss, liability, or expense, including reasonable attorneys’ fees and disbursements and any other fees and disbursements, that may result from any failure of the Borrower to pay any of the Indebtedness when and as due and payable or that may be incurred by or on behalf of the Seller in enforcing any obligation of the Borrower to pay any of the Indebtedness. Guarantor also agrees to indemnify and hold harmless the Seller against any expense, including reasonable attorneys’ fees and disbursements and other fees and disbursements that may be incurred by or on behalf of the Seller, in enforcing any obligation or liability of Guarantor hereunder.

     Section 9.      Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by the Seller to or on Guarantor, or by Guarantor to or on the Seller, shall be deemed to have been sufficiently given and served for all purposes if given or served as provided in Section 11.6 of the Purchase Agreement.

     Section 10.      Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 11.      Waivers. No course of dealing on the part of the Seller, its officers, employees, consultants or agents, nor any failure or delay by the Seller with respect to exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof.

     Section 12.      Cumulative Rights. The rights and remedies of the Seller under this Agreement, the Note and the Security Agreement shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 13.      Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 14.      Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 15.      Governing Law. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Delaware. Each of Guarantor and Seller consents to the exclusive jurisdiction of the state courts and federal courts located in Orange County, Florida for the enforcement of the obligations evidenced by this Agreement and any dispute arising out of this Agreement, and expressly waives any defense based upon venue or forum non conveniens.

     Section 16.      Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid, and enforceable.

     Section 17.      Successors and Assigns.  All covenants and agreements contained by or on behalf of Guarantor in this Agreement shall bind Guarantor’s successors and assigns and shall inure to the benefit of the Seller and its successors and assigns.

     IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed as of the date first written above.

                                                      GUARANTOR:

                                                      _____________________________

                                                      By:__________________________
                                                         Manuel J. Perez de la Mesa

                                                         _________________

                                                      SELLER:

                                                      ALLSTATE POOL SUPPLIES, INC.

                                                      By:__________________________
                                                         J. Stephen Zepf
                                                         Treasurer

                                                      ALLSTATE POOL BUSINESS, L.P.

                                                      By:Z&L ACQUISITION CORP.,
                                                         Its Sole General Partner

                                                      By:___________________________
                                                         J. Stephen Zepf
                                                         Treasurer

Exhibit E

FORM OF SELLER LEASES

LEASE AGREEMENT

     This Lease Agreement is entered into as of the 26th day of January, 2001, by and between HUGHES SUPPLY, INC., a Florida corporation (“Landlord”) and SCP ACQUISITION CO. LLC, a Delaware limited liability company (“Tenant”). Landlord and Tenant covenant and agrees as follows:

     1.      Leased Premises. Landlord, in consideration of the rents, terms, covenants, conditions and agreements hereinafter reserved and contained on the part of Tenant to be kept, paid and performed, has granted, demised, leased and let, and by these presents does grant, demise, lease and let unto Tenant, and Tenant does hereby take and hire from Landlord the real property depicted as the “Leased Premises” in Exhibit “A” attached hereto and made a part hereof together with the improvements thereon, said improvements having the address set forth in said exhibit (the “Leased Premises”).

     2.     Term. The initial term of this lease shall be for a period of ______ years and six (6) days, commencing on January 26, 2001, and terminating on _________________.

     3.      Rent and Late Fees. Tenant agrees to pay to Landlord during the initial term of this lease the sum of $_________________ (which sum includes $_____________ in prorated rent for the period January 26-31, 2001) plus applicable sales tax, said rental to commence on January 26, 2001. Tenant shall pay to Landlord such rent in equal monthly installments (with the exception of the prorated amount for the period January 26-31, 2001, which shall be due and payable on January 26, 2001) of $___________, in advance, without notice, on or before the first of each and every calendar month of the term of this Lease commencing February 1, 2001. Rent shall be payable to: Hughes Supply, Inc., Attention: SBU 6 Rent Accountant, 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, or such other place as Landlord may specify in writing to Tenant from time to time. As to each installment of monthly rent due hereunder which is not timely paid by Tenant to Landlord, Tenant shall pay Landlord a late fee equal to 5% of the installment amount. As to all sums due and payable under this Lease by Tenant to Landlord which are not timely paid, Tenant shall pay to Landlord interest on such past due amounts at the rate of twelve percent (12%) per annum until paid in full.

     4.      Landlord’s Lien. All property affixed to the Leased Premises shall become, at Landlord’s option, the property of Landlord. Landlord shall have a lien upon all of Tenant’s property located upon the Leased Premises from time to time to secure all sums due and owing under this Lease; provided, however, that, upon the request of the lenders under Tenant’s primary credit facility, Landlord hereby agrees to enter into a commercially reasonable subordination agreement in favor of such lenders. Except for sales of inventory in the ordinary course of its business, such property shall not be removed by Tenant from the Leased Premises at any time during which Tenant is in default under this Lease.

     5.      Limitation of Landlord's Liability. Landlord's liability to Tenant shall be limited to Landlord's interest in the Leased Premises and Tenant waives any right Tenant has or may have in the future to recover against any other asset owned by Landlord.

     6.      Triple Net Lease. It is understood and agreed between Landlord and Tenant that the rental payments provided in Section 3 above shall be and constitute an absolute net income unto Landlord, all expenses relating to the Leased Premises to be borne by Tenant unless otherwise provided in this Lease. Accordingly, Tenant shall and will during the term aforesaid, at Tenant’s own cost and expense, bear, pay and discharge all ad valorem taxes levied upon the Leased Premises, all charges for water and utilities (including electricity and gas, if any), all assessments and payments, extraordinary as well as ordinary, all necessary repairs to the interior or exterior of the Leased Premises, as shall, during the term hereby demised, be laid, levied, assessed, imposed or necessary upon or grow due or payable out of or by reason of the Leased Premises, or any part thereof, which may become payable during the term of this Lease by virtue of any present or future law or regulation of the Untied States of America or any bureau or department thereof, or of the State of Florida, or of any bureau, department, county or municipality thereof, except as hereinafter provided. Where the Leased Premises are only a portion of a larger property owned by Tenant and separate assessment or billing for the above items is not reasonably feasible, the sums due hereunder shall be calculated based upon an equitable apportionment of such assessment or billing. Notwithstanding the foregoing, in the event that Tenant shall perform any necessary major structural or other capital repairs or replacements, Tenant shall only be responsible for a percentage of the cost equal to the ratio between the remaining term of this Lease and the useful life of such structural or capital repair or replacement.

     7.      Taxes. All ad valorem, real property and public improvement taxes, impositions, and assessments relating to the Leased Premises to be paid by Tenant as herein provided shall be paid by Tenant as and when the same shall become due and payable, without penalty or interest to the department, official or bureau charged with the collection thereof, except for taxes, charges and assessments that are contested in good faith by Tenant through appropriate proceedings. Tenant shall, from time to time, upon reasonable request, exhibit receipts of said payments to Landlord. In default of the payment in full of any taxes, assessments or other charges (other than taxes, assessments and other charges contested with Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed, by Tenant in good faith through appropriate proceedings) levied upon the Leased Premises for thirty (30) days after the same shall first become due and payable, without penalties or interest, Landlord may, if Tenant shall not have paid the same, pay the same, and the amount so paid, with interest and penalties thereon, shall or may be added as additional rent to the next installment of rent becoming due on the next rent day, or any subsequent rent date fixed by this Lease, and shall, for all purposes whatsoever, be deemed to be rent due and payable on such rent day, or any subsequent rent day, as said Landlord may, at its option, elect. It is expressly covenanted and agreed hereby that the payment by Landlord of any such taxes, assessments or other charges, shall not be deemed to waive or release the default in the payment thereof by the said Tenant, or the right of Landlord to recover possession, at its election, of the Leased Premises, by reason of default in the payment by Tenant of such tax or assessment as rent fixed, due and payable under and by virtue of this Lease.

     8.      Maintenance. All expenses of maintenance of the Leased Premises and additions thereto shall be borne solely by Tenant; provided, however, that as to any major structural or other capital repairs or replacements, Tenant shall only be responsible for a percentage of the cost equal to the ratio between the remaining term of this lease and the useful life of such capital repair or replacement. All maintenance and repairs performed by Landlord or Tenant shall be performed in accordance with all applicable laws. In the event during the term of this lease Landlord reasonably determines that repairs should, from time to time be made, and gives notice of such needed repairs to Tenant in writing, Tenant agrees promptly to make (or commence in the event such repairs cannot reasonably be completed within thirty (30) days in which event such repairs shall be completed as quickly as reasonably possible) such repairs within a period of thirty (30) days after such notification, and should it fail to do so, Landlord shall have the right to perform such repairs, and any monies expended therefor shall immediately become due and payable by Tenant to Landlord as additional rent. Performance by Landlord of said work shall not operate, however, so as to relieve Tenant of its default in failing to make such repairs. No mechanics’ liens shall be placed against the Leased Premises on account of any improvement made, or labor or materials furnished incident thereto as to the request of Tenant, or any contractor or subcontractor under, or in privity with Tenant, and all contractors, subcontractors, laborers, mechanics, materialmen and others are called upon to take due notice of this clause, it being the intent hereby to expressly prohibit any such lien. As to any repair or replacement to the Leased Premises that either party is entitled to receive reimbursement for all or part of the cost thereof from the other party pursuant to the terms hereof, prior to making such repair or replacement the party making such repair or replacement shall provide in writing an itemized cost estimate and scope of work therefor and provide such other party a reasonable opportunity to review and minimize such cost. Upon the performance of any such repair or replacement by a party hereto for which such party is entitled to receive reimbursement for all or part of the cost thereof from the other party hereto, the party performing such repair or replacement shall provide a written invoice to the other party, which party shall pay the amount invoiced in full within fifteen (15) days of the delivery of such invoice.

     9.      Insurance. From and subsequent to the date when Tenant shall commence improvements upon the Leased Premises, or from and subsequent to any earlier date when Tenant shall make any actual use or occupancy of the Leased Premises, Tenant shall cause to be written a policy or policies of insurance in a form generally known as Public Liability and/or Owners’, Landlord and Tenant policies, insuring Landlord and Tenant against any and all claims and demands made by any person or persons whomsoever for injuries received in connection with the operation and maintenance of the improvements and building situated on the Leased Premises, or for any other risk insured against by such policies, each class of which policy shall be written within limits of not less than $1,000,000.00 for damages incurred or claimed by any one person, and for not less than $2,000,000.00 for damages incurred or claimed by more than one person. All such policies shall name Tenant and Landlord, as their respective interests may appear, as the insured under such policies, and the original or true copy of such policy or policies shall be delivered by Tenant to Landlord promptly upon the writing of said policy or policies, together with adequate evidence that the premiums therefor have been paid. Tenant hereby covenants and agrees with Landlord that it will at all times during the term of this lease keep insured the building and improvements situated upon the Leased Premises, and all personal property which may be subject to Landlord’s lien hereunder, in good and reputable insurance companies authorized to do business in the state where the Leased Premises are located, insuring against all loss or damage by fire, lightning, water, riot, explosion, breakage, windstorm or other casualty, the insurance to be maintained upon the improvements to be in no less than the full replacement value of the Leased Premises, to the extent that such insurance is available at commercially reasonable costs. All insurance proceeds payable under the terms of the above-described policy or policies shall be payable to Landlord. Notwithstanding anything herein to the contrary, Landlord and Tenant shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, members, officers, directors, agents, advisors, shareholders, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s property, the Leased Premises, any additions or improvements to the Leased Premises, or any contents thereof.

     10.      Casualty. In the event the Leased Premises shall be destroyed or so damaged or injured by fire or other casualty covered by insurance during the term of this Lease, whereby the same shall be rendered untenantable, then Landlord shall have the right to render the Leased Premises tenantable by repairs to be completed within one hundred eighty (180) days from the date upon which Landlord receives all insurance proceeds payable in connection with such casualty, but in any event such repairs shall be completed in not more than two hundred seventy (270) days from the date of casualty. Tenant shall not be required to pay rent during such period as the Leased Premises are untenantable; provided, however, in the event that the Leased Premises are untenantable only in part, Tenant shall pay rental for the tenantable portion on a prorated basis based upon the date of casualty and the square footage of such tenantable portion as a percentage of the entire Leased Premises. If the Leased Premises are not rendered tenantable within the above-described period, either party may terminate this Lease upon written notice to the other party, and in such an event, rent due hereunder shall be paid only to the date of such casualty. Tenant covenants and agrees with Landlord that Tenant will pay the premiums for all of the insurance policies which Tenant is obligated to carry under the terms of this lease, and will deliver to Landlord evidence of such payments before the payment of any such premium shall become in default. Tenant covenants and agrees to cause the renewal of expiring policies required hereunder, and that in the event Tenant fails to do so, Tenant shall be in default hereunder and Landlord may procure or renew such insurance and the cost there of shall be immediately paid by Tenant, together with interest at a rate of twelve percent (12%) per annum, as additional rent hereunder and Landlord shall be entitled to any and all other remedies for default provided in this Lease.

     11.      Alterations and Additions. Tenant shall not make any alterations or additions to the improvements contained within the Leased Premises without furnishing detailed plans therefor to Landlord and obtaining the prior written consent of Landlord therefor, which consent may not be unreasonably withheld, conditioned or delayed. Tenant agrees to have all approved work accomplished in an expeditious, workmanlike and lien-free manner and in compliance with the insurance, indemnification and other reasonable requirements of Landlord’s Facilities Construction Director, which requirements may change from time to time in Landlord’s discretion.

     12.      Liens. Tenant hereby covenants and agrees with Landlord that Tenant will not permit nor suffer to be filed or claimed against the interest of Landlord in the Leased Premises during the continuance of this lease any lien or liens, or claims of any kind; and if such lien be claimed or filed, it shall be the duty of Tenant, within thirty (30) days after the said claim or lien shall have been filed among the Public Records of Orange County, Florida or within thirty (30) days after such written notice of claim or lien shall have been transmitted to Landlord by Tenant and Landlord shall have transmitted written notice of the receipt of such claim unto Tenant (whichever thirty day period expires earlier) to cause the Leased Premises to be released from such claim, either by the payment or the posting of bond, or by payment into the registry of the proper court, of the amount necessary to relieve and release the Leased Premises from any and all claim or lien, or in any other manner which as a matter of law will result, within the said thirty (30) days, in releasing the Leased Premises from such claim or lien; and Tenant does hereby covenant and agree to, within the said period of thirty (30) days, cause the Leased Premises to be so released from the legal effect of any such claim.

     13.      Indemnity. Tenant agrees that it will indemnify, save, insure, defend and hold harmless Landlord and its parents, subsidiaries, affiliates, directors, officers, employees, agents, servants, attorneys and representatives from and against all claims, penalties, damages, loss, expenses, liabilities, causes of action, judgments, attorneys’ fees or costs arising from any breach of Tenant’s obligations under this Lease or any injury to person or property of any nature or kind whatsoever growing out of the use or occupation of the Leased Premises, as well as the sidewalks, steps, and areaways appurtenant thereto by Tenant as well as those claiming by through or under Tenant, whether as agents, employees, customers, clients, invitees, guests, subtenants or assignees, including the acts or omissions of any one or more of the foregoing. Landlord agrees that it will indemnify, save, insure, defend and hold harmless Tenant and its parents, subsidiaries, affiliates, directors, officers, employees, agents, servants, attorneys and representatives from and against all claims, penalties, damages, loss, expenses, liabilities, causes of action, judgments, attorneys’ fees or costs arising from any breach of Landlord’s obligations under this Lease or any injury to person or property of any nature or kind whatsoever growing out of the acts or omissions of Landlord or Landlord’s agents.

     14.      Use of the Leased Premises. Tenant shall only use the Leased Premises for storage and sale of spas, hot-tubs and swimming pools and related supplies and equipment. Tenant agrees not to use the Leased Premises in any matter that would constitute a nuisance or would be in violation of any municipal, state or federal law, ordinance, rule or regulation or in violation of the Lease. Tenant shall not install or maintain on the Leased Premises any underground tanks. Tenant shall not install or maintain on the Leased Premises any aboveground tanks without the prior written consent of Landlord. Tenant shall not use the Leased Premises for fabrication of any kind or for the storage of waste of any kind. Tenant shall not store or use Hazardous Materials, as hereinafter defined, or pollutants on the Leased Premises unless permitted to do so by Landlord in writing; provided, however, Tenant may store chemicals of the type commonly used in the pool supply industry if the same are kept unopened in containers sealed and labeled by the manufacturer thereof. Tenant shall maintain the Leased Premises in clean condition and shall not allow any garbage or refuse to be left thereon. Tenant shall not erect any sign upon the Leased Premises without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

     15.      Subordination. This Lease shall be subject and subordinate to any and all present and future mortgages which may by placed by Landlord on the Leased Premises or any part thereof. Tenant covenants and agrees to execute upon demand of Landlord all estoppel certificates and instruments subordinating this lease to the lien of any mortgage or mortgages that shall be required by Landlord, provided that such instruments provide that Tenant’s right of possession of the Leased Premises and rights hereunder shall not be disturbed so long as Tenant is not in default hereunder. Tenant hereby irrevocably appoints Landlord as attorney in fact of Tenant, with power to execute and deliver, without subjecting Landlord to liability of any kind, such instrument or instruments or and in the name of Tenant, in the event Tenant shall fail to execute such instrument or instruments within fifteen (15) days after notice to do so is given to Tenant. In no event shall Tenant be entitled to place any mortgage or encumbrance of any kind whatsoever upon the Leased Premises or its interest as Tenant, whether by operation of law or otherwise, except with the prior written consent of Landlord first obtained. Landlord shall be free to sell the Leased Premises and Tenant shall, upon receipt of notice of sale and the identity of the new owner of the Leased Premises form Landlord, recognize and attorn to such new owner as the new “Landlord” hereunder; provided, however, that any such sale by Landlord shall be subject to the rights of Tenant set forth herein.

     16.      Condemnation. It is further understood and agreed that if at any time during the continuance of this lease of the Leased Premises, or improvements or buildings situated thereon, or any portion thereof, be taken or appropriated or condemned by reason of eminent domain, or taken under threat of eminent domain, all condemnation proceeds shall be the sole property of Landlord, rent due hereunder from Tenant shall be equitably abated in proportion to the reduction in size and value of the Leased Premises as a result of such condemnation and, in the event of a taking of more than thirty percent (30%) of the Leased Premises, this Lease shall terminate as of the date upon which Tenant is required to forfeit possession of the Leased Premises.

     17.      Default. Tenant shall be in default hereunder if Tenant fails to timely perform any of its obligations under this Lease, violates any term of this Lease or in the event bankruptcy or receivership proceedings are initiated by or against Tenant. In the event of a monetary default of Tenant, Landlord shall be entitled to any and all of the default remedies set forth herein only in the event Landlord has provided Tenant with written notice of such default and such default has not been cured within five (5) days following Landlord’s delivery of such notice to Tenant. In the event of a non-monetary default of Tenant, Landlord shall be entitled to all of the default remedies set forth herein only in the event Landlord has provided Tenant with written notice of such default and such default has not been cured within thirty (30) days following Landlord’s delivery of such notice to Tenant. Subject to the foregoing, Landlord shall have the following remedies in the event of a default by Tenant under this Lease: (i) Landlord may terminate this Lease, in which event Tenant will immediately surrender the Leased Premises to Landlord and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased Premises, or through decrease in rent, or otherwise; (ii) Landlord, as Tenant’s agent, without terminating this Lease, may terminate Tenant’s right of possession, and, at Landlord’s option, enter upon and rent the Leased Premises and for any term Landlord deems proper, in which event Tenant will be liable to Landlord for the deficiency, if any, between Tenant’s rent hereunder and the price obtained by Landlord on reletting; (iii) Landlord shall be entitled to recover from Tenant damages equal to all past due sums hereunder and all future rents; or (iv) Landlord shall be entitled to any other remedy available at law or in equity. Any notice in this provision may be given by Landlord or its attorney. No termination of this Lease prior to the normal ending thereof, by lapse of time otherwise, will affect Landlord’s right to collect rent for the period prior to the termination thereof or the indemnification obligations of Landlord hereunder which shall survive any such termination.

     18.      Right of Entry. Upon reasonable notice to Tenant, Landlord and its agents shall have the right to enter upon the Leased Premises at all reasonable times to examine the condition and use thereof, provided only that such right shall be exercised in such manner so as to unreasonably interfere with Tenant or its agents in the conduct of the business of Tenant on said Leased Premises, and if the Leased Premises are damaged by fire, windstorm or by any other casualty which shall cause the Leased Premises to be exposed to the elements, then Landlord may enter upon the Leased Premises to make emergency repairs, but if Landlord shall exercise this option to make emergency repairs, such act or acts shall not be deemed to excuse Tenant from its obligation to keep the Leased Premises in repair, and Tenant shall, upon thirty (30) days written demand by Landlord, reimburse Landlord for the reasonable costs and expenses of such emergency repair. Landlord may card the Leased Premises “For Rent” or “For Sale” one hundred eighty (180) days before the termination of this Lease. Upon reasonable notice to Tenant, Landlord may enter the Leased Premises at reasonable hours during the term of this Lease to exhibit the same to prospective purchasers and to make repairs as permitted hereunder.

     19.      Compliance with Laws. Tenant shall be solely responsible for ensuring that the Leased Premises and Tenant’s occupancy and use thereof are in compliance with all applicable laws, ordinances, rules, orders, regulations and requirements of all governmental authorities with jurisdiction over the Leased Premises or the operations of Tenant, including without limitation all environmental, accessibility, zoning and land use laws.

     20.     Environmental Requirements.

(a)

Definition of “Hazardous Material”. “Hazardous Material”means any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”or “toxic substances”now or hereafter regulated under any applicable legal requirements, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are found to have adverse effects on the environment or the health and safety of persons; provided, however, “Hazardous Material”does not include any de minimis quantities of office or other cleaning supplies commonly used in accordance with applicable legal requirements.

(b)

If Tenant’s transportation, storage, use or disposal of Hazardous Materials results in the contamination of the soil or surface or ground water, release of a Hazardous Material or loss or damage to person(s) or property or the violation of any law, statute, ordinance, code, rule, regulation, order or the like (collectively, the “Legal Requirements”), then Tenant agrees to: (x) notify Landlord immediately of any contamination, claim of contamination, release, loss or damage, (y) after consultation with Landlord, clean up the contamination in full compliance with the Legal Requirements and (z) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorney’s fees and costs, arising from or connected with any such contamination, claim of contamination, release, loss or damage. Tenant will fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (A) to comply with any Legal Requirements, (B) to comply with the request of any lender, purchaser or tenant, and/or (C) as otherwise deemed reasonably necessary by Landlord in its discretion. Tenant will notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Leased Premises which is required to be reported to a governmental authority under any Legal Requirements, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any Legal Requirements, will promptly pay when due any fine or assessment against Landlord, Tenant or the Leased Premises and remove or bond any lien filed against the Leased Premises relating to any violation of Tenant’s obligations with respect to Hazardous Material. Landlord shall indemnify Tenant from and against any and all losses arising from the environmental condition of the Leased Premises existing prior to Tenant’s occupancy.

(c)

Landlord’s Rights. After reasonable notice to and consultation with Tenant, Landlord will have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Leased Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Material or contamination by Hazardous Material present on, in, at, under or emanating from the Leased Premises in violation of Tenant’s obligations under this Lease or under any laws regulating Hazardous Material or that Tenant is liable under this Lease to clean up, remove or remediate. Landlord will, with reasonable notice to and consultation with Tenant, have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority against Tenant, Landlord or the Leased Premises relating to any Hazardous Material or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 21.

If Landlord determines in good faith that a release or other environmental condition may have occurred during the term of this Lease, at Tenant’s cost, Landlord may require an environmental audit of the Leased Premises by a qualified environmental consultant. Tenant will, at it sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions for which it is responsible hereunder.

     21.     Attorneys' Fees. The prevailing party in any litigation arising in connection with this Lease or the enforcement thereof shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party.

     22.      Acceptance, Quiet Enjoyment and Return of Leased Premises. Tenant has inspected the Leased Premises and accepts them “as is” except as may otherwise be provided by separate agreement between the parties. So long as Tenant is not in default of the terms of this Lease, Landlord shall not interfere with Tenant’s occupancy of the Leased Premises and Tenant shall have quiet and peaceful possession of the Leased Premises. Upon termination of the Lease, Tenant shall return the Leased Premises to Landlord in the same condition as existed upon the commencement of this Lease, reasonable wear and tear, condemnation and casualty excepted.

     23.      Assignment and Subletting. Tenant shall not assign this Lease, nor sublet the Leased Premises, or any part thereof, without the written consent of Landlord; provided, however, that Tenant may, with prior written notice to Landlord, assign its rights hereunder or sublet the Leased Premises to any parent entity of Tenant or any wholly-owned affiliate of such parent or Tenant. Any such assignment or subletting by Tenant other than as permitted hereunder shall constitute a default hereunder. Notwithstanding any such assignment or subletting of the Leased Premises or any part thereof, Tenant shall remain liable for all sums due under this Lease and for the performance of all obligations under this Lease.

     24.      Holding Over. If Tenant remains in possession of the Leased Premises after expiration of the term hereof, with Landlord’s acquiescence and without any express agreement of the parties, Tenant will be a tenant-at-will at 125% of the rental rate in effect at end of the Lease term and there will be no renewal of this Lease by operation of law.

     25.      Notices. Any notice given pursuant to this Lease will be in writing and sent by certified mail or via overnight mail with a reputable national carrier using a tracking system to:

         (a)      Landlord:         Hughes Supply, Inc.
                                    20 North Orange Avenue, Suite 200
                                    Orlando, Florida 32801
                                    Attention: Mark Scimeca, Esquire,
                                    Associate General Counsel
                                    Phone No.: (407) 841-4755 / Fax No.: (407) 649-3018

or to such other address as Landlord may hereafter designate in writing to Tenant.

         (b)      Tenant:           SCP Acquisition Co. LLC
                                    5926 Goshen Springs Road
                                    Norcross, Georgia 30071
                                    Attention: Scotty Frantz
                                    Phone No. (770) 729-1106 / Fax No. (770) 729-8947

                                    With a copy to:

                                    SCP Acquisition Co. LLC
                                    109 Northpark Boulevard, 4th Floor
                                    Covington, Louisiana 70433-5001
                                    Attention: Mark Alvarez
                                    Phone No.: (504) 892-5521 / Fax No.: (504) 892-2438

or to such other address as Tenant may hereafter designate in writing to Landlord.

     26.     Memorandum of Lease. This Lease will not be recorded, nor any memorandum thereof.

     27.     Construction of Lease Terms. The terms of this Lease will not be construed more strongly against any party, regardless of which party was responsible for the preparation and drafting of this Lease.

     28.      Waiver of Rights. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

     29.     Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties hereto will be cumulative but not restrictive to those given by law.

     30.     Time of Essence. Time is of the essence of this Agreement.

     31.      Definitions. “Landlord” as used in this Lease will include first party, its heirs, representatives, assigns, and successors in title to the Leased Premises. “Tenant” will include second party, its heirs and representatives, assigns and successors, and if this Lease will be validly assigned, or sublet, will include also Tenant’s assignees or sub-Tenants, as to the Leased Premises covered by such assignment or sub-lease. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     32.     Entire Agreement. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, will be of any force or effect.

     33.      Severability and Governing Law. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons, entities or circumstances other than those which or to which sued may be held invalid or unenforceable, will not be affected thereby, and each term, covenant or condition of this Lease will be valid and enforceable to the fullest extent permitted by law. This Lease shall be governed by and construed in accordance with the law of the state in which the Leased Premises are located.

     34.      Brokerage. Each of Landlord and Tenant warrants to the other that no commissions are payable or due to any other broker or finder in connection with this Lease and each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against any commissions or fees or claims for commissions or fees arising under the indemnifying party, which indemnification will expressly survive the termination of this Lease.

     35.      Radon Gas. If the Leased Premises are located in the State of Florida, the following notice is hereby provided: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     IN WITNESS WHEREOF, the parties herein have executed this Lease as of the date first written above.

Witnesses:                                              HUGHES SUPPLY, INC., a Florida corporation

____________________________________                    By:________________________________________
Printed:____________________________                    Printed:___________________________________
                                                        Title:_____________________________________

____________________________________
Printed:____________________________

                                                        SCP ACQUISITION CO. LLC,
                                                        a Delaware limited liability company

____________________________________                    By: SCP DISTRIBUTORS LLC,
Printed:____________________________                        a Delaware limited liability company,
                                                            its sole member manager

____________________________________
Printed:____________________________                    By:_________________________________________
                                                           Manuel J. Perez de la Mesa
                                                           President

SUBLEASE AGREEMENT

     This Sublease Agreement is entered into as of the 26th day of January, 2001, by and between HUGHES SUPPLY, INC., a Florida corporation (“Sublessor”), and SCP ACQUISITION CO. LLC, a Delaware limited liability company (“Sublessee”). In consideration of the mutual rights and obligations set out in this Agreement, Sublessor and Sublessee agree as follows:

1.

Subleased Premises. Sublessor is the tenant or lessee under the terms of the lease attached hereto as Exhibit “A”(the “Lease”). Sublessee desires to sublease from Sublessor, and Sublessor hereby agrees to sublease to Sublessee, subject to the provisions of this Agreement, certain portions of the premises covered by the Lease as more particularly set forth in Exhibit “B”attached hereto, which portions are collectively referred to herein as the “Subleased Premises.”Exhibits “A”and “B”are made a part hereof. Sublessee shall have the right to non-exclusively use the driveways and walkways serving the Subleased Premises whether or not such driveways and walkways are located within the Subleased Premises. Sublessor shall be permitted to non-exclusively use the driveways and walkways that may be located within the Subleased Premises serving the portions of the premises covered by the Lease that Sublessor retains possession of; provided that such use by the Sublessor does not substantially interfere with Sublessee’s access to or use of the Subleased Premises.

2.

Sublessee’s Obligations Under the Lease. The Lease is incorporated into this Agreement by reference. Sublessee warrants and represents that it has read and is familiar with the terms and conditions of the Lease and agrees to assume and be bound by the responsibilities and rights of the “Tenant”or “Lessee”under the Lease as said responsibilities and rights relate to the Subleased Premises, except as otherwise provided herein. Sublessee’s failure to perform all of the functions of the “Tenant”or “Lessee”under the Lease as such obligations relate to the Subleased Premises shall be a breach of this Agreement. Any time the Lease requires Landlord’s consent for an action proposed by Sublessee, Sublessee shall be required to also obtain Sublessor’s prior written consent to such proposed action. Sublessee shall fully indemnify Sublessor and the “Landlord”or “Lessor”under the Lease (the “Landlord”) and hold Sublessor and the Landlord harmless from and against all actions, claims and demands brought or made against Sublessor under the Lease due to breach thereof by Sublessee.

3.

Term. Sublessee shall have the right to occupy and use the Subleased Premises in accordance with the terms of the Lease and this Sublease Agreement for the remainder of the unexpired terms of the Lease; provided, however, that Sublessor shall not be obligated to renew the Lease beyond its current unexpired term.

4.	Communications with Landlord. Sublessee may communicate with Landlord provided that Sublessee simultaneously copies Sublessor on all such communications with Landlord.

5.

Rental. Sublessee shall pay to Sublessor as rental under this Sublease that portion of the base rent, additional rent, common area maintenance charges, real property taxes, and sales taxes (currently 6% of base rent), as all of the same may change from time to time, due under the Lease applicable to the Subleased Premises based upon the square footage ratio of the Subleased Premises in relation to the entire Premises covered by the Lease, which ratio the parties hereby stipulate to be ____% for Sublessor and ____% for Sublessee (the “Cost Split Ratio”). The rental hereunder will be due and payable from Sublessee to Sublessor ten (10) days prior to when such rent is due and payable from Sublessor to Landlord under the Lease; provided, however, that rents due hereunder for the period January 26, 2001, through February 28, 2001, shall be due and payable from Sublessee to Sublessor on January 26, 2001. If Sublessee fails to pay rent by the date it is due, Sublessee shall pay to Sublessor a late fee equal to 5% of the rent that is past due. All payments hereunder shall be made directly to Sublessor at Hughes Supply, Inc., Attention: SBU 6 Rent Accountant, 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, unless Sublessor instructs in writing that payment is to be made elsewhere. Sublessor may require that Sublessee make rental payments directly to Landlord.

6.

Utilities. Sublessee shall, not later than fifteen (15) days after receipt of an invoice from Sublessor, reimburse Sublessor for a prorated the portion of the cost of any utility services serving the Subleased Premises, which are not separately metered, based upon the Cost Split Ratio.

7.

Use. Sublessee shall only use the Premises for storage and sale of spas, hot-tubs and swimming pools and related supplies and equipment. Sublessee agrees not to use the Premises in any matter that would constitute a nuisance or would be in violation of any municipal, state or federal law, ordinance, rule or regulation or in violation of the Lease. Sublessee shall not install or maintain on the Subleased Premises any underground tanks. Sublessee shall not install or maintain on the Subleased Premises any aboveground tanks without the prior written consent of Sublessor. Sublessee shall not use the Subleased Premises for fabrication of any kind or for the storage of waste of any kind. Sublessee shall not store or use hazardous materials or pollutants on the Subleased Premises unless permitted to do so both under the Lease and by Sublessor in writing; provided, however, Sublessee may store chemicals of the type commonly used in the pool supply industry if the same are kept unopened in containers sealed and labeled by the manufacturer thereof. Sublessee shall maintain the Subleased Premises in clean condition and shall not allow any garbage or refuse to be left thereon for any unreasonable period of time.

8.

Assignment. This Agreement and Sublessee’s rights hereunder shall not be assigned nor shall the Subleased Premises or any portion thereof be further sublet by Sublessee without first obtaining the written consent of Sublessor and Landlord; provided, however, that Sublessee may, with prior written notice to Sublessor, assign its rights hereunder or sublet the Subleased Premises to any parent entity of Sublessee or any wholly-owned affiliate of such parent or Sublessee. Any such assignment or subletting by Sublessee other than as permitted hereunder shall constitute a default hereunder.

9.

Insurance. Sublessee shall provide, as to the Subleased Premises, all liability insurance coverage as required under the terms of the Lease, and Landlord and Sublessor shall be named as loss payees, as their interest may appear. Sublessee shall furnish appropriate certificate of insurance to Sublessor and Landlord. In the event Sublessee fails or refuses to carry such insurance, Sublessor shall be entitled to purchase such insurance on Sublessee’s behalf, the cost of which shall be paid to Sublessor with the next monthly rent payment due. Each insurance policy shall contain a clause prohibiting it from being terminated or amended without providing at least thirty (30) days’prior written notice of same to Sublessor.

10.

Vacation. Upon termination of this Agreement, whether because of default or otherwise, Sublessee shall immediately vacate the Subleased Premises, leaving same in the condition they were in when Sublessee took possession, ordinary wear and tear excepted.

11.

Quiet Enjoyment. So long as Sublessee is not in default of the terms of this Agreement, Sublessor shall not interfere with Sublessee's occupancy of the Subleased Premises and Sublessee shall have quiet and peaceful possession of the Subleased Premises.

12.	Acceptance. Sublessee has inspected the Subleased Premises and accepts them "as is" except as may otherwise be provided by separate agreement between the parties.

13.

Attorneys' Fees. If any legal action is instituted to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs from the other party, including the cost of any appellate proceedings.

14.

Default of Sublessee. It is mutually agreed that in the event: (a) the rent herein reserved is not paid at the time and place when and where due; or (b) Sublessee fails to comply with any term, provision, condition, or covenant of this Agreement or of the Lease as it relates to the Subleased Premises, other than the payment of rent, and will not cure such failure within thirty (30) days after notice to Sublessee of such failure to comply; or (c) Sublessee causes any lien to be placed against the Premises and does not cure the same within fifteen (15) business days after notice from Sublessor to Sublessee demanding cure, then in any of such events, Sublessor will have the option to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this Lease: (i) Sublessor may terminate this Agreement, in which event Sublessee will immediately surrender the Subleased Premises to Sublessor. Sublessee agrees to indemnify Sublessor for all loss and damage which Sublessor may suffer by reason of such termination, whether through inability to relet the Subleased Premises, or through decrease in rent, or otherwise; (ii) Sublessor, as Sublessee’s agent, without terminating this Agreement, may terminate Sublessee’s right of possession, and, at Sublessor’s option, enter upon and rent the Subleased Premises at the best price obtainable by reasonable effort for any term Sublessor deems proper. Sublessee will be liable to Sublessor for the deficiency, if any, between Sublessee’s rent hereunder and the price obtained by Sublessor on reletting; or (iii) Sublessee may remain in possession, with Sublessee liable for one hundred twenty-five percent (125%) of the rental rate herein. Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law. Any notice in this provision may be given by Sublessor or its attorney. No termination of this Agreement prior to the normal ending thereof, by lapse of time otherwise, will affect Sublessor’s right to collect rent for the period prior to the termination thereof.

15.

Landlord’s and Sublessor’s Right to Inspect. Upon prior notice to Sublessee, Landlord or Sublessor may enter upon the Subleased Premises at any reasonable time to inspect the Subleased Premises to assure that Sublessee is complying with all the terms of this Agreement and of the Lease.

16.

Governmental Orders. Sublessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Sublessee's use of said Subleased Premises.

17.

Indemnity. Sublessee shall be in exclusive control of the Subleased Premises subject to the provisions of this Agreement and of the Lease. Sublessee shall indemnify, defend and hold Landlord and Sublessor harmless from and against all claims, losses, damages, injuries to persons or property and liabilities arising from Sublessee’s breach of this Agreement, Sublessee’s breach of the Lease, and Sublessee’s possession and use of the Subleased Premises and the driveways and walkways serving the same, whether or not located on the Subleased Premises, or the use thereof by Sublessee’s agents, employees, guests and invitees. Such indemnification obligation shall survive the expiration or early termination of this Sublease. Sublessee shall be liable to Sublessor and Landlord for any damage to the Subleased Premises beyond ordinary wear and tear.

18.

Rights of Sublessor and Sublessee. In addition to the rights expressly granted the parties in this Agreement, as to each other, Sublessor shall have all rights afforded the Landlord in the Lease, and Sublessee shall have all rights afforded the “Tenant”or “Lessee”in the Lease unless another provision of this Agreement states otherwise.

19.

Modification. Any modification of the Lease shall automatically modify this Agreement. Otherwise, this Agreement shall not be modified except in writing signed by both Sublessor and Sublessee. Sublessor shall not modify the Lease in any manner that affects the Subleased Premises without the prior written consent of Sublessee.

20.	Notices. Any notice given pursuant to this Sublease will be in writing and sent by certified mail or via overnight mail with a reputable national carrier using a tracking system to:

         (a)      Sublessor:        Hughes Supply, Inc.
                                    20 North Orange Avenue, Suite 200
                                    Orlando, Florida 32801
                                    Attention: Mark Scimeca, Esquire,
                                    Associate General Counsel
                                    Phone No.: (407) 841-4755 / Fax No.: (407) 649-3018

or to such other address as Sublessor may hereafter designate in writing to Sublessee.

         (b)      Sublessee:        SCP Acquisition Co. LLC
                                    5926 Goshen Springs Road
                                    Norcross, Georgia 30071
                                    Attention: Scotty Frantz
                                    Phone No. (770) 729-1106 / Fax No. (770) 729-8947

                                    With a copy to:

                                    SCP Acquisition Co. LLC
                                    109 Northpark Boulevard, 4th Floor
                                    Covington, Louisiana 70433-5001
                                    Attention: Lease Administrator
                                    Phone No.: (504) 892-5521 / Fax No.: (504) 892-2438

or to such other address as Sublessee may hereafter designate in writing to Sublessor.
21.

Construction of Lease Terms. The terms of this Sublease will not be construed more strongly against any party, regardless of which party was responsible for the preparation and drafting of this Sublease.

22.

Waiver of Rights. No failure of Sublessor to exercise any power given Sublessor hereunder, or to insist upon strict compliance by Sublessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of Sublessor’s right to demand exact compliance with the terms hereof.

23.	Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties hereto will be cumulative but not restrictive to those given by law.

24.	Time of Essence. Time is of the essence of this Agreement.

25.

Entire Agreement. This Sublease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, will be of any force or effect.

26.

Severability and Governing Law. If any term, covenant or condition of this Sublease or the application thereof to any person, entity or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant, or condition to persons, entities or circumstances other than those which or to which sued may be held invalid or unenforceable, will not be affected thereby, and each term, covenant or condition of this Sublease will be valid and enforceable to the fullest extent permitted by law. This Sublease shall be governed by and construed in accordance with the law of the state in which the Subleased Premises are located.

27.

Brokerage. Each of Sublessor and Sublessee warrants to the other that no commissions are payable or due to any other broker or finder in connection with this Sublease and each of Sublessor and Sublessee agrees to indemnify, defend and hold the other harmless from and against any commissions or fees or claims for commissions or fees arising under the indemnifying party, which indemnification will expressly survive the termination of this Sublease.

28.

Radon Gas. If the Subleased Premises are located in the State of Florida, the following notice is hereby provided: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates shown under their respective signature.

Witnesses:                                    HUGHES SUPPLY, INC., a Florida corporation

______________________________________        By:_______________________________________
Printed:______________________________        Printed:__________________________________
                                              Title:____________________________________

______________________________________
Printed:______________________________

                                              SCP ACQUISITION CO. LLC,
                                              a Delaware limited liability company
______________________________________        By:  SCP DISTRIBUTORS LLC, a
Printed:______________________________             Delaware limited liability company,
                                                   its sole member manager
______________________________________
Printed:______________________________        By:________________________________________
                                                 Manuel J. Perez de la Mesa
                                                 President

Exhibit F

FORM OF SELLER’S COUNSEL OPINION

1.

Each of Parent and Seller is a corporation, limited liability company or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to carry on its business as now being conducted;

2.	Each of Parent and Seller has the requisite corporate or partnership, as applicable, power to effect the Acquisition as contemplated by the Agreement;

3.

The execution and delivery of the Agreement did not, and the consummation of the Acquisition will not, violate any provision of each of Parent and Seller's charter or formation or organizational documents, each as amended to date; and

4.

The Agreement has been duly and validly authorized, executed and delivered by each of Parent and Seller, and is a valid and binding agreement of each of Parent and Seller enforceable in accordance with its terms.

These opinions will be subject to customary exceptions, qualifications and assumptions.

F-1

Exhibit G

FORM OF PURCHASER’S COUNSEL OPINION

1.

Each Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted;

2.	Each Purchaser has the requisite corporate power to effect the Acquisition as contemplated by the Agreement;

3.

The execution and delivery of the Agreement did not, and the consummation of the Acquisition will not, violate any provisions of each Purchaser's formation or organizational documents, each as amended to date;

4.

The Agreement has been duly and validly authorized, executed and delivered by each Purchaser, and is valid and binding agreements of each Purchaser enforceable in accordance with their respective terms; and

     These opinions will be subject to customary exceptions, qualifications and assumptions.

G-1